INVESTMENT AGREEMENT



                                   dated as of


                                January 12, 2001


                                      among


                             DATAWATCH CORPORATION,


                                 WC CAPITAL, LLC


                                       and

                          CARNEGIE HILL ASSOCIATES, LLC

                                TABLE OF CONTENTS
                                -----------------


                                                                            Page
                                                                            ----
                                    ARTICLE 1

                                   DEFINITIONS

SECTION 1.01.      Definitions.................................................1



                                    ARTICLE 2

                                PURCHASE AND SALE

SECTION 2.01.      Purchase and Sale...........................................5
SECTION 2.02.      Closing.....................................................5
SECTION 2.03.      Legending of Securities.....................................5



                                    ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 3.01.      Corporate Existence and Power...............................6
SECTION 3.02.      Corporate Authorization.....................................6
SECTION 3.03.      Governmental Authorization..................................7
SECTION 3.04.      Non-contravention...........................................7
SECTION 3.05.      Capitalization..............................................7
SECTION 3.06.      Subsidiaries................................................8
SECTION 3.07.      SEC Filings.................................................8
SECTION 3.08.      Financial Statements........................................9
SECTION 3.09.      Absence of Certain Changes..................................9
SECTION 3.10.      No Undisclosed Material Liabilities........................10
SECTION 3.11.      Litigation.................................................10
SECTION 3.12.      Compliance with Laws.......................................11
SECTION 3.13.      Finders' Fees..............................................11
SECTION 3.14.      Employee Benefit Plans.....................................11
SECTION 3.15.      Taxes......................................................12
SECTION 3.16.      Environmental Matters......................................12
SECTION 3.17.      Title to Properties........................................14
SECTION 3.18.      Intellectual Property......................................14
SECTION 3.19.      Significant Agreements.....................................15
SECTION 3.20.      Exemption from Registration................................16

                                                                            Page
                                                                            ----

                                    ARTICLE 4

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

SECTION 4.01.      Organization...............................................16
SECTION 4.02.      Power and Authorization....................................16
SECTION 4.03.      Finders' Fees..............................................16
SECTION 4.04.      Purchase for Investment....................................17
SECTION 4.05.      Disclosure of Information..................................17
SECTION 4.06.      Restricted Securities......................................17



                                    ARTICLE 5

                              CONDITIONS TO CLOSING

SECTION 5.01.      Conditions to the Obligations of the Purchasers............17
SECTION 5.02.      Conditions to the Obligations of the Company...............21



                                    ARTICLE 6

                            COVENANTS OF THE COMPANY

SECTION 6.01.      Notices of Certain Events..................................21
SECTION 6.02.      Registration Rights........................................22
SECTION 6.03.      Access to Book and Records.................................22



                                    ARTICLE 7

                              ADDITIONAL COVENANTS

SECTION 7.01.      Board Representation; Committees...........................22
SECTION 7.02.      Reports....................................................23
SECTION 7.03.      Preemptive Rights..........................................24
SECTION 7.04.      Fees and Expenses..........................................26
SECTION 7.05.      Use of Proceeds............................................26



                                    ARTICLE 8

                                   TERMINATION

SECTION 8.01.      Grounds for Termination....................................27
SECTION 8.02.      Effect of Termination......................................27

                                                                            Page
                                                                            ----
                                    ARTICLE 9

                                  MISCELLANEOUS

SECTION 9.01.      Notices....................................................27
SECTION 9.02.      Survival...................................................29
SECTION 9.03.      Amendments and Waivers.....................................29
SECTION 9.04.      Successors and Assigns.....................................29
SECTION 9.05.      Governing Law..............................................29
SECTION 9.06.      Counterparts; Third Party Beneficiaries....................29
SECTION 9.07.      Public Announcements.......................................30
SECTION 9.08.      Entire Agreement; Exhibits.................................30
SECTION 9.09.      Headings...................................................30





Exhibit A          Registration Rights
Exhibit B          Share Allocation
Exhibit C          Form of Indemnity Contract

                              INVESTMENT AGREEMENT


                  INVESTMENT AGREEMENT ("Agreement"), dated as of January 12, 2001, among Datawatch Corporation, a Delaware corporation (the "Company"), WC Capital, LLC, a Delaware limited liability company ("WC"), and Carnegie Hill Associates, LLC, a Delaware limited liability company ("CHA" and, together with WC, the "Purchasers").

                  WHEREAS, the Company desires to sell to the Purchasers, and the Purchasers desire to purchase from the Company, an aggregate of 1,875,000 shares of Common Stock upon the terms and subject to the conditions of this Agreement.

                  NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, agreements and conditions contained herein, each of the Company and the Purchasers agrees as follows:



                                    ARTICLE 1

                                   DEFINITIONS

                  SECTION 1.01. Definitions. (a) The following terms, as used herein, have the following meanings:

                  "1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person.

                  "Balance Sheet" means the audited consolidated balance sheet of the Company as of September 30, 2000.

                  "Balance Sheet Date" means September 30, 2000.

                  "beneficial ownership" and "beneficially own" shall be determined in accordance with Rules 13d-3 and 13d-5 under the 1934 Act.

                  "Benefit Arrangement" means any employment, severance or similar contract or arrangement (whether or not written) or any plan, policy, fund, program or contract or arrangement (whether or not written) providing for compensation, bonus, profit-sharing, stock option or other stock-related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, worker's compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance or other benefits) that (i) is not an Employee Plan; (ii) is entered into, maintained, administered or contributed to, as the case may be, by the Company or any of its Affiliates; and (iii) covers any employee or former employee of the Company or any Subsidiary.

                  "Closing Date" means the date of the Closing.

                  "Code" means the United States Internal Revenue Code of 1986, as amended.

                  "Commission" means the United States Securities and Exchange Commission.

                  "Common Stock" means the Common Stock of the Company, par value $.01 per share.

                  "Common Stock Plan" means any present or future Employee Plan, employment agreement, restricted stock, stock option, stock purchase or dividend reinvestment plan or other similar type of plan or arrangement of the Company which provides for the issuance of equity securities or options or rights to purchase equity securities of the Company.

                  "Convertible Securities" means any securities convertible into or exercisable or exchangeable for Voting Securities.

                  "Employee Plan" means any "employee benefit plan," as defined in Section 3(3) of ERISA, that (i) is subject to any provision of ERISA; (ii) is maintained, administered or contributed to by the Company or any of its Affiliates; and (iii) covers any employee or former employee of the Company or any Subsidiary.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, and the rules and regulations promulgated thereunder.

                  "ERISA Affiliate" of any entity means any other entity which, together with such entity, would be treated as a single employer under Section 414 of the Code.

                  "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

                  "Material Adverse Effect" means a material adverse effect on the condition (financial or otherwise), business, assets, results of operations or prospects of the Company and the Subsidiaries, taken as a whole.

                  "Multiemployer Plan" means a multiemployer plan, as defined in
Section 3(37) of ERISA.

                  "New Shares" means any newly issued shares of capital stock of the Company, including Common Stock and any class or series of preferred stock, whether authorized or not, and Rights to acquire shares of Common Stock or preferred stock.

                  "Originally Issued Shares" means, with respect to any Purchaser and as of any time, the aggregate number of Shares issued to such Purchaser on the Closing Date.

                  "PBGC" means the Pension Benefit Guaranty Corporation.

                  "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                  "Registration Rights Agreement" means the registration rights set forth in Exhibit A.

                  "Rights" means any options, warrants, convertible or exchangeable securities or other rights, however denominated, to subscribe for, purchase or otherwise acquire any equity interest, including any Common Stock or preferred stock of any class or series, with or without payment of additional consideration in cash or property, either immediately or upon the occurrence of a specified date or specified event or the satisfaction or happening of any other condition or contingency.

                  "Subsidiary" means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

                  "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding on amounts paid to or by any Person, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any governmental authority (a "Taxing Authority") responsible for the imposition of any such tax (domestic or foreign); (ii) any liability of any Person for the payment of any amounts of the type described in clause (i) as a result of being a member of any affiliated, consolidated, combined or unitary group or being a party to any agreement or arrangement whereby liability of a Person for payments of such amounts was determined or taken into account with reference to the liability of any other Person for any period; and (iii) any liability of any Person for the payment of any amounts of the type described in clause (i) as a result of any express or implied obligation to indemnify any other Person.

                  "Voting Securities" means all securities of the Company entitled, in the ordinary course, to vote in the election of Directors of the Company.

                  (b) Each of the following terms is defined in the Section set forth opposite such term:

                  Term                                             Section
                  ----                                             -------
                  Accredited Investor............................   4.04
                  Additional Shares..............................   7.03(c)
                  Closing........................................   2.02
                  Company Securities.............................   3.05(b)
                  Company 10-K...................................   3.07(a)
                  Contract.......................................   3.04
                  Environmental Laws.............................   3.16(c)(ii)
                  Intellectual Property..........................   3.18
                  Notice.........................................   7.03(a)
                  Purchase Price.................................   2.01
                  Purchaser Nominee..............................   7.01(a)
                  Returns........................................   3.15
                  SEC Reports....................................   3.07(a)
                  Shares.........................................   2.01
                  Significant Agreements.........................   3.19
                  Subsidiary Securities..........................   3.06(b)
                  Transaction....................................   7.03(b)
                  Transaction Shares.............................   7.03(b)

                                    ARTICLE 2

                                PURCHASE AND SALE

                  SECTION 2.01. Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, the Company agrees to sell and the Purchasers agree, severally and not jointly, to purchase from the Company, for an aggregate purchase price of $1,162,500 (the "Purchase Price"), an aggregate of 1,875,000 shares of Common Stock (the "Shares"). The number of Shares to be purchased at the Closing by each Purchaser, and the portion of the Purchase Price to be paid by each Purchaser, are set forth opposite such Purchaser's name on Exhibit B hereto.

                  SECTION 2.02. Closing. The closing (the "Closing") of the transactions contemplated hereby shall take place at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, NY 10005-1702, at 4:30 p.m., New York time, on January 12, 2001, or at such other time or place as the parties may agree. At the Closing:

                  (a) The Company shall deliver to each Purchaser one or more certificates for the Shares, registered in the name of such Purchaser and representing the number of the Shares to be purchased by such Purchaser; and

                  (b) Each Purchaser shall deliver to the Company an amount equal to the number of the Shares to be purchased by such Purchaser at the Closing multiplied by $0.62 per share in immediately available funds by wire transfer to an account of the Company designated by the Company, by notice to each Purchaser, no later than two business days prior to the Closing.

                  SECTION 2.03. Legending of Securities. All Shares to be issued to each Purchaser by the Company hereunder shall bear the following legend:

         "The securities represented hereby have not been registered under the Securities Act of 1933, as amended, or securities laws of any state and may not be offered, sold, transferred or otherwise disposed of except in compliance therewith."

                                    ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY


                  Except as set forth in the Disclosure Schedule delivered by the Company to each of the Purchasers prior to the execution of this Agreement, (the "Disclosure Schedule") (each section or subsection of which qualifies the corresponding representation and warranty), the Company represents and warrants to each Purchaser as of the date hereof and as of the Closing Date that:

                  SECTION 3.01. Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has heretofore delivered to each Purchaser true and complete copies of the restated certificate of incorporation and by-laws of the Company as currently in effect.

                  SECTION 3.02. Corporate Authorization. (a) The execution, delivery and performance by the Company of this Agreement are within the Company's corporate powers and have been duly authorized by all necessary corporate action on the part of the Company. This Agreement constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except that (i) the enforcement hereof may be subject to (x) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (y) general principles of equity and the discretion of the court before which any proceeding therefor may be brought; and (ii) any rights to indemnity or contribution under hereunder or under the registration rights agreement may be limited by federal and state securities laws and public policy considerations.

                  (b) The Shares, when issued and delivered to and paid for by each Purchaser pursuant to this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares is not subject to any pre-emptive or similar rights.

                  SECTION 3.03. Governmental Authorization. The execution, delivery and performance by the Company of this Agreement require no action by or in respect of, or filing with, any governmental body, agency or official other than (i) compliance with any applicable requirements of the 1934 Act; (ii) compliance with any applicable existing requirements of the Nasdaq Stock Market; and (iii) any action or filing as to which the failure to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  SECTION 3.04. Non-contravention. The execution, delivery and performance by the Company of this Agreement do not and will not (i) violate the certificate of incorporation or by-laws or any similar organizational document of the Company or any Subsidiary; (ii) assuming compliance with the matters referred to in Section 3.03, violate any applicable law, rule, regulation, judgment, injunction, order or decree; (iii) constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Company or any Subsidiary or to a loss of any benefit to which the Company or any Subsidiary is entitled under, any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise or license (each, a "Contract") binding upon or held by the Company or any Subsidiary; or (iv) result in the creation or imposition of any Lien on any asset of the Company or any Subsidiary.

                  SECTION 3.05. Capitalization. (a) The authorized capital stock of the Company consists of (i) 20,000,000 shares of Common Stock, of which 9,426,274 shares were issued and outstanding as of January 10, 2001 (which amount does not include 32,052 shares held in treasury); (ii) 1,000,000 shares of preferred stock, par value $.01 per share, of which no shares were issued or outstanding as of January 10, 2001. All outstanding shares of Common Stock and any other class of capital stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable.

                  (b) Except as set forth in Section 3.05(a) above or Section 3.05(b) of the Disclosure Schedule, there are no outstanding (i) shares of capital stock or Voting Securities of the Company; (ii) securities of the Company convertible into or exercisable or exchangeable for shares of capital stock or Voting Securities of the Company; or (iii) warrants, options or other rights to acquire from the Company, or other obligations of the Company to issue, any capital stock, Voting Securities or securities convertible into or exercisable or exchangeable for capital stock or Voting Securities of the Company (the items in clauses 3.05(b)(i), (ii) and (iii) being referred to collectively as the "Company Securities"). There are no outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any Company Securities.

                  SECTION 3.06. Subsidiaries. (a) Each Subsidiary (i) is duly incorporated or organized, validly existing and, to the extent applicable, in good standing under the laws of its jurisdiction of incorporation or organization, has all corporate or other organizational powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (ii) is duly qualified to do business as a foreign corporation or other legal entity and, to the extent applicable, is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where the failure to be so qualified or, to the extent applicable, in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All Subsidiaries and their respective jurisdictions of incorporation or organization are identified in Section 3.06(a) of the Disclosure Schedule.

                  (b) Except as set forth in Section 3.06(b) of the Disclosure Schedule, all of the outstanding capital stock of, or other voting securities or ownership interests in, each Subsidiary are owned by the Company, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction, including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests (other than such transfer restrictions as may exist under federal and state securities laws). Except as set forth in Section 3.06(b) of the Disclosure Schedule, there are no outstanding (i) securities of the Company or any Subsidiary convertible into or exercisable or exchangeable for shares of capital stock or other voting securities or ownership interests in any Subsidiary; or
(ii) options or other rights to acquire from the Company or any Subsidiary, or other obligation of the Company or any Subsidiary to issue, any capital stock or other voting securities or ownership interests in, or any securities convertible into or exercisable or exchangeable for any capital stock or other voting securities or ownership interests in, any Subsidiary (the items in clauses 3.06(b)(i) and (ii) being referred to collectively as the "Subsidiary Securities").

                  SECTION 3.07. SEC Filings. (a) The Company has delivered to each Purchaser (i) the Company's annual report on Form 10-K for its fiscal year ended September 30, 2000 (the "Company 10-K"); and (ii) all of its other reports, statements, schedules and registration statements filed with the Commission since October 1, 2000 (the items in clauses 3.07(a)(i) and (ii) being referred to collectively as the "SEC Reports").

                  (b) As of its filing date, or, if such SEC Report was amended, on the date of filing of such amendment, each SEC Report did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                  SECTION 3.08. Financial Statements. The audited consolidated balance sheets as of September 30, 1999 and 2000 and the related audited consolidated statements of operations, changes in shareholders' equity and cash flows for each of the years ended September 30, 1998, 1999 and 2000 included in the Company 10-K fairly present, in all material respects and in all material respects and in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company as of the dates thereof and its consolidated results of operations and cash flows for the periods then ended.

                  SECTION 3.09. Absence of Certain Changes. Except as set forth in Section 3.09 of the Disclosure Schedule, since the Balance Sheet Date, other than as disclosed, or provided for, in the Company 10-K or other SEC Report, the businesses of the Company and its Subsidiaries have been conducted in the ordinary course consistent with past practices and there has not been:

                  (a) any event, occurrence, development or state of circumstances or facts which has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

                  (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company, or any repurchase, redemption or other acquisition by the Company or any Subsidiary of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any Subsidiary;

                  (c) any amendment of any material term of any outstanding security of the Company or any Subsidiary;

                  (d) any incurrence, assumption or guarantee by the Company or any Subsidiary of any indebtedness for borrowed money, except in the ordinary course of business consistent with past practices;

                  (e) any creation or assumption by the Company or any Subsidiary of any Lien on any material asset other than in the ordinary course of business consistent with past practices;

                  (f) any making of any loan, advance or capital contribution to or investment in any Person other than loans, advances or capital contributions to or investments in Subsidiaries made in the ordinary course of business consistent with past practices;

                  (g) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company or any Subsidiary which, individually or in the aggregate, has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

                  (h) any change in any method of accounting or application thereof by the Company or any Subsidiary, except for any such change required by reason of a concurrent change in generally accepted accounting principles;

                  (i) any (A) employment, deferred compensation, severance, retirement or other similar agreement entered into with any director, officer or employee of the Company or any Subsidiary (or any amendment to any such existing agreement), (B) grant of any severance or termination pay to any director, officer or employee of the Company or any Subsidiary or (C) change in compensation or other benefits payable to any director, officer or employee of the Company or any Subsidiary pursuant to any severance or retirement plans or policies thereof, other than in the ordinary course of business consistent with past practices; or

                  (j) any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any Subsidiary or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to any employees of the Company or any Subsidiary.

                  SECTION 3.10. No Undisclosed Material Liabilities. There are no liabilities of the Company or any Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than:

                  (a) liabilities disclosed or provided for in the Balance
Sheet;

                  (b) liabilities incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date, which in the aggregate are not material; and

                  (c) liabilities under this Agreement.

                  SECTION 3.11. Litigation. There is no action, suit, investigation or proceeding pending against, or, to the knowledge of the Company, threatened against or affecting, the Company or any Subsidiary or any of their respective properties before any court or arbitrator or any governmental body, agency or official (i) which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; or (ii) which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

                  SECTION 3.12. Compliance with Laws. Neither the Company nor any Subsidiary is in violation of or has violated any applicable law, rule or regulation, except for violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

                  SECTION 3.13. Finders' Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company which might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

                  SECTION 3.14. Employee Benefit Plans. (a) The Company has provided the Purchasers with a list identifying each Employee Plan and Benefit Arrangement.

                  (b) No Employee Plan (i) constitutes a Multiemployer Plan; or
(ii) is maintained in connection with any trust described in Section 501(c)(9) of the Code. Neither the Company nor any ERISA Affiliate of the Company maintains, contributes to or is required to contribute to or in the past has maintained, contributed to or been required to contribute to any plan subject to Title IV of ERISA.

                  (c) Each Employee Plan which is intended to be qualified under
Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code and has been so exempt since its creation. The Company has furnished to the Purchasers copies of the most recent Internal Revenue Service determination letter with respect to each such Employee Plan. To the Company's knowledge, each Employee Plan and Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including, but not limited to, ERISA and the Code, which are applicable to such Employee Plan or Benefit Arrangement, as applicable.

                  (d) Except as disclosed in Section 3.14 of the Disclosure Schedule, there is no contract, agreement, plan or arrangement covering any employee or former employee of the Company or any Subsidiary that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 162(m) or 280G of the Code.

                  (e) Neither the Company nor any Subsidiary maintains or contributes to any Employee Plan which provides, or has any liability to provide, life insurance, medical or other welfare benefits to any employee upon retirement or termination of employment, except as may be required by law.

                  (f) Except as disclosed in writing to the Purchasers, since the Balance Sheet Date, there has been no amendment to, written interpretation or announcement (whether or not written) by the Company or any of its Affiliates relating to, or change in employee participation or coverage under, any Employee Plan or Benefit Arrangement which would increase materially the expense of maintaining such Employee Plan or Benefit Arrangement above the level of the expense incurred in respect thereof for the fiscal year ended on the Balance Sheet Date.

                  (g) Except as set forth in Section 3.14(g) of the Disclosure Schedule or disclosed in the Company's SEC Reports, neither the Company nor any Subsidiary is a party to or subject to any union contract or any employment contract providing for annual future compensation of $100,000 or more with any officer, consultant, director or employee.

                  SECTION 3.15. Taxes. Except as disclosed in the financial statements included in the Company 10-K (including the notes thereto) or as set forth in Section 3.15 of the Disclosure Schedule or except in respect of Taxes, the liability for which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) all Tax returns, statements, reports and forms required to be filed with any Taxing Authority by or on behalf of the Company or any Subsidiary (collectively, the "Returns"), on or prior to the Closing Date, have been or will be filed when due in accordance with all applicable laws except where failure to so file would not subject the Company or any Subsidiary to liabilities or penalties; (ii) as of the time of filing, the Returns correctly reflected (and, as to any Returns not filed as of the date hereof, will correctly reflect) the facts regarding the income, business, assets, operations, activities and status of the Company and each Subsidiary;
(iii) the Company and each Subsidiary has timely paid, withheld or made provision for all Taxes shown as due and payable on the Returns that have been filed; (iv) neither the Company nor any Subsidiary is delinquent in the payment of any Tax or has requested any extension of time within which to file or send any Return, which Return has not since been filed or sent; (v) neither the Company nor any Subsidiary (or any member of any affiliated or combined group of which the Company or any Subsidiary is or has been a member) has been granted any extension or waiver of the limitation period applicable to the assessment or collection of any Taxes payable by the Company or any Subsidiary which will remain in effect after the Closing Date; (vi) there is no claim, audit, action, suit, proceeding or investigation now pending or threatened against or with respect to the Company or any Subsidiary of which the Company is aware in respect of any Tax or assessment; and (vii) there are no liens for Taxes upon the assets of the Company or any Subsidiary except liens for current Taxes not yet due.

                  SECTION 3.16. Environmental Matters. (a) Except as set forth in the Company 10-K or other SEC Report:

                    (i) no notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed and no investigation, action, claim, suit, proceeding or review is pending or, to the knowledge of the Company, threatened by any governmental entity or other Person with respect to any matters relating to the Company or any

         Subsidiary and relating to or arising out of any Environmental Law which, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect;

                   (ii) the Company is in compliance with all Environmental Laws and has, and is in compliance with, all environmental permits, except where any noncompliance or failure to receive environmental permits would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and

                  (iii) to the Company's knowledge, there are no liabilities of, or relating to, the Company or any Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, arising under or relating to any Environmental Law which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, and there are no facts, conditions, situations or set of circumstances which could reasonably be expected to result in or be the basis for any such liability.

                  (b) There has been no environmental investigation, study, audit, test, review or other analysis conducted of which the Company has knowledge in relation to the current or prior business of the Company or any property or facility now or previously owned or leased by the Company or any Subsidiary.

                  (c) For purposes of this Section, the following terms shall have the meanings set forth below:

                    (i) "Company" and "Subsidiary" shall include any entity which is, in whole or in part, a predecessor of the Company or any Subsidiary; and

                   (ii) "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and governmental restrictions, relating to human health, the environment or to emissions, discharges or releases of pollutants, contaminants or other hazardous substances or wastes into the environment, including without limitation ambient air, surface water, groundwater or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or other hazardous substances or wastes or the clean-up or other remediation thereof.

                  SECTION 3.17. Title to Properties. Each of the Company and the Subsidiaries has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it which is material to its business, in each case free and clear of all Liens and defects except such as are set forth in Section 3.17 of the

Disclosure Schedule or such as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Any real property and facilities held under lease by any of the Company or the Subsidiaries are held by it under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect.

                  SECTION 3.18. Intellectual Property. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) each of the Company and the Subsidiaries owns, or is licensed to use (in each case, free and clear of any Liens), all Intellectual Property used in or necessary for the conduct of its business as currently conducted; (ii) the use of any Intellectual Property by the Company and the Subsidiaries does not infringe on or otherwise violate the rights of any Person and is in accordance with any applicable license pursuant to which the Company or any Subsidiary acquired the right to use any Intellectual Property; (iii) to the knowledge of the Company, no Person is challenging, infringing on or otherwise violating any right of the Company or any of the Subsidiaries with respect to any Intellectual Property owned by and/or licensed to the Company or the Subsidiaries; and (iv) neither the Company nor any of the Subsidiaries has received any written notice or otherwise has knowledge of any pending claim, order or proceeding with respect to any Intellectual Property used by the Company or the Subsidiaries and to its knowledge no Intellectual Property owned and/or licensed by the Company or the Subsidiaries is being used or enforced in a manner that would reasonably be expected to result in the abandonment, cancellation or unenforceability of such Intellectual Property. For purposes of this Section, the term "Intellectual Property" shall mean trademarks, service marks, brand names, certification marks, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not, in any jurisdiction; patents, applications for patents (including, without limitation, divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; nonpublic information, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any Person; writings and other works, whether copyrightable or not, in any jurisdiction; registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; and any similar intellectual property or proprietary rights.

                  SECTION 3.19. Significant Agreements. Section 3.19 of the Disclosure Schedule sets forth a complete and correct list of (i) all Contracts applicable on the date of this Agreement to the Company or any of the Subsidiaries or any of their respective properties or assets and that are required to be filed as exhibits to the SEC Reports; (ii) all Contracts applicable to the Company or any of the Subsidiaries or any of their respective properties or assets and in effect as of the date of this Agreement that are reasonably expected to require the payment (whether by or to the Company or any of the Subsidiaries) of $1 million or more in the aggregate in any twelve-month period; and (iii) all in-licenses or Contracts in effect on the date of this Agreement calling for the purchase or other acquisition by the Company or any of the Subsidiaries of rights to products that generate or are reasonably expected to generate $1 million or more of annualized revenues (the Contracts described in clauses (i) through (iii) being collectively referred to herein as the "Significant Agreements"). The Company has heretofore made available to the Purchasers complete and correct copies of each of the Significant Agreements, each as amended or modified to the date hereof (including any waivers with respect thereto). Each of the Significant Agreements is in full force and effect and enforceable against the Company and the Subsidiaries, as applicable, and, to the knowledge of the Company, against the other party or parties thereto, in each case in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except in each case where the failure to be in full force and effect and enforceable has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. None of the Company or any of the Subsidiaries has received any notice (written or oral) of cancellation or termination of, or expression or indication of any intention or desire to cancel or terminate, any of the Significant Agreements except in each case for those that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. No Significant Agreement is the subject of, or, to the knowledge of the Company, has been threatened to be made the subject of, any arbitration, suit or other legal proceeding except in each case for those that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. With respect to any Significant Agreement which by its terms will terminate as of a certain date unless renewed or unless an option to extend such Significant Agreement is exercised, neither the Company nor any of the Subsidiaries has received any notice (written or oral), or otherwise has any knowledge, that any such Significant Agreement will not be, or is not likely to be, so renewed or that any such extension option will not be exercised except in each case for those that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. There exists no event of default or occurrence, condition or act on the part of the Company or any of the Subsidiaries or, to the knowledge of the Company, the other party or parties to the Significant Agreements which constitutes or would constitute (with notice or lapse of time or both) a breach of or default under any of the Significant Agreements except in each case for those that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  SECTION 3.20. Exemption from Registration. None of the Company, the Subsidiaries or any of their respective Affiliates has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any "security" (as defined in the 1933 Act) that is or could be integrated with the sale of the Shares in a manner that would require the registration under the 1933 Act of the Shares; or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the 1933 Act) in connection with the offering of the Shares or in any manner involving a public offering within the meaning of Section 4(2) of the 1933 Act. Assuming the accuracy of the representations and warranties of the Purchasers in Article 4, it is not necessary in connection with the offer, sale and delivery of the Shares to the Purchasers in the manner contemplated by this Agreement to register any of the Shares under the 1933 Act.



                                    ARTICLE 4

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS


                  Each Purchaser represents and warrants to the Company, severally as to itself and not jointly, as of the date hereof and as of the Closing Date that:

                  SECTION 4.01. Organization. Such Purchaser is organized under the laws of the State of Delaware.

                  SECTION 4.02. Power and Authorization. The execution, delivery and performance by such Purchaser of this Agreement are within the powers of such Purchaser and have been duly authorized by all necessary action on the part of such Purchaser. This Agreement constitutes a valid and binding agreement of such Purchaser enforceable against such Purchaser in accordance with its terms, except that (i) the enforcement hereof may be subject to (x) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (y) general principles of equity and the discretion of the court before which any proceeding therefor may be brought; and (ii) any rights to indemnity or contribution under hereunder or under the registration rights agreement may be limited by federal and state securities laws and public policy considerations.

                  SECTION 4.03. Finders' Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of such Purchaser who might be entitled to any fee or commission from such Purchaser or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

                  SECTION 4.04. Purchase for Investment. Such Purchaser is acquiring the Shares for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof. Such Purchaser is an "Accredited Investor" as such term is defined in Regulation D under the 1933 Act.

                  SECTION 4.05. Disclosure of Information. Each Purchaser believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares. Each Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the sale of the Restricted Securities.

                  SECTION 4.06. Restricted Securities. Each Purchaser understands that the Shares it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act, only in certain limited circumstances. In this connection, each Purchaser represents that it is familiar with Rule 144 under the 1933 Act, as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act.



                                    ARTICLE 5

                              CONDITIONS TO CLOSING


                  SECTION 5.01. Conditions to the Obligations of the Purchasers. The obligations of each of the Purchasers to purchase and pay for the Shares shall, in its sole discretion, be subject to the satisfaction of the following conditions at or prior to the Closing (unless expressly waived in writing by such Purchasers at or prior to the Closing):

                  (a) On the Closing Date, the Purchasers shall have received the opinion, dated as of the Closing Date and addressed to the Purchasers, of Testa, Hurwitz & Thibeault, counsel for the Company, in form and substance satisfactory to counsel for the Purchasers, to the effect that:

                        (i) The Company is a corporation duly incorporated,
                  validly existing and in good standing under the laws of Delaware and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not, individually or in the aggregate, have a Material Adverse Effect. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

                       (ii) The execution, delivery and performance by the
                  Company of this Agreement are within the Company's corporate powers and have been duly authorized by all necessary corporate action on the part of the Company. This Agreement constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except that (i) the enforcement hereof may be subject to (x) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (y) general principles of equity and the discretion of the court before which any proceeding therefor may be brought; and (ii) any rights to indemnity or contribution under hereunder or under the registration rights agreement may be limited by federal and state securities laws and public policy considerations.

                      (iii) The Shares, when issued and delivered to and paid
                  for by each Purchaser pursuant to this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares is not subject to any pre-emptive or similar rights.

                       (iv) The execution, delivery and performance by the
                  Company of this Agreement require no action by or in respect of, or filing with, any governmental body, agency or official other than (i) compliance with any applicable requirements of the 1934 Act; (ii) compliance with any applicable existing requirements of the Nasdaq Stock Market; and (iii) any action or filing as to which the failure to make or obtain would not, individually or in the aggregate, have a Material Adverse Effect.

                        (v) The execution, delivery and performance by the
                  Company of this Agreement do not and will not (i) violate the certificate of incorporation or bylaws of the Company or any Subsidiary; (ii) (x) assuming compliance with any applicable requirements of the 1934 Act, (y) assuming compliance with any applicable existing requirements of the Nasdaq Stock Market and (z) except for any action or filing as to which the failure to make or obtain would not, individually or in the aggregate, have a Material Adverse Effect, violate any applicable law, rule, regulation, judgment, injunction, order or decree; (iii) constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Company or any Subsidiary or to a loss of any benefit to which the Company or any Subsidiary is entitled under, any Contract binding upon or held by the Company or any Subsidiary; or (iv) result in the creation or imposition of any material Lien on any asset of the Company or any Subsidiary.

                       (vi) No registration under the 1933 Act of the Shares is
                  required in connection with the sale of the Shares to the Purchasers as contemplated by this Agreement assuming the accuracy of the Purchasers' representations in Article 4 and those of the Company contained in this Agreement regarding the absence of a general solicitation in connection with the sale of such Shares to the Purchasers.

                  (b) The representations and warranties of the Company contained in this Agreement that are qualified by materiality or Material Adverse Effect shall be true and correct in all respects and the representations and warranties of the Company contained in this Agreement that are not so qualified shall be true and correct in all material respects, in each case on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date; the statements of the Company's officers made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct on and as of the date made and on and as of the Closing Date; the Company shall have performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and subsequent to the Balance Sheet Date, there shall have been no event or development, and no information shall have become known, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

                  (c) The sale of the Shares hereunder shall not be enjoined (temporarily or permanently) on the Closing Date.

                  (d) Subsequent to the Balance Sheet Date, none of the Company or any of the Subsidiaries shall have sustained any loss or interference with respect to its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or from any legal or governmental proceeding, order or decree, which loss or interference, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

                  (e) The Purchasers shall have received a certificate of the Company, dated the Closing Date, signed on behalf of the Company by its Chief Executive Officer and its Chief Financial Officer, to the effect that:

                        (i) The representations and warranties of the Company
                  contained in this Agreement that are qualified by materiality or Material Adverse Effect are true and correct in all respects and the representations and warranties of the Company contained in this Agreement that are not so qualified are true and correct in all material respects, in each case on and as of the date hereof and on and as of the Closing Date, and the Company has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

                       (ii) At the Closing Date, since the date hereof or since
                  the Balance Sheet Date, no event or development has occurred, and no information has become known, except as set forth in
                  Section 3.09 of the Disclosure Schedule that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect; and

                       (iii) The sale of the Shares hereunder has not been
                  enjoined (temporarily or permanently).

                  (f) The Company shall have obtained, with financially sound and reputable insurers, directors' and officers' liability insurance in the amount of coverage at least equal to $2,000,000. The Company shall have entered into indemnity contracts with each of the Purchaser Nominees substantially in the form of Exhibit C hereto.

                  (g) Prior to the Closing Date, (i) trading in securities generally on either the New York Stock Exchange or the Nasdaq Stock Market shall not have been suspended or limited or minimum or maximum prices shall not have been generally established on such exchange or market, or additional material governmental restrictions, not in force on the date of this Agreement, shall not have been imposed upon trading in securities generally by such exchange or market or by order of the Commission or any court or other governmental authority; (ii) trading in the Common Stock shall not have been suspended by the Commission or the Nasdaq Stock Market; (iii) a general banking moratorium shall not have been declared by either federal or New York state authorities; or (iv) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of hostilities or declaration by the Unites States of a national emergency or war or other calamity or crisis shall not have occurred.

                  On or before the Closing Date, the Purchasers and counsel for the Purchasers shall have received such further documents, opinions, certificates, letters and schedules or instruments relating to the business, corporate, legal and financial affairs of the Company and the Subsidiaries as they shall have heretofore reasonably requested from the Company.

                  All such documents, opinions, certificates, letters, schedules or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Purchasers and counsel for the Purchasers.

                  SECTION 5.02. Conditions to the Obligations of the Company. The obligations of the Company to be discharged under this Agreement on or prior to the Closing are subject to satisfaction of the following conditions at or prior to the Closing (unless expressly waived in writing by the Company at or prior to the Closing):

                  (a) The representations and warranties of Purchasers contained in this Agreement that are qualified by materiality or Material Adverse Effect shall be true and correct in all respects and the representations and warranties of the Company contained in this Agreement that are not so qualified shall be true and correct in all material respects, in each case on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date.

                  (b) The sale of the Shares hereunder shall not be enjoined (temporarily or permanently) on the Closing Date.


                                    ARTICLE 6

                            COVENANTS OF THE COMPANY


                  The Company agrees that:

                  SECTION 6.01. Notices of Certain Events. Prior to the Closing, the Company shall promptly notify each Purchaser of:

                  (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

                  (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

                  (c) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting the Company or any Subsidiary that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to
Section 3.11.

                  SECTION 6.02. Registration Rights. Each Purchaser shall have the Registration Rights set forth in Exhibit A.

                  SECTION 6.03. Access to Book and Records. The Company agrees that, after Closing and for so long as a WC beneficially owns, directly or indirectly, at least 40% of the Originally Issued Shares, WC will have access on reasonable terms to the books, records and employees of the Company and the Subsidiaries and to the provision by the Company of all information reasonably requested by WC, subject to confidentiality obligations that at the time may be owed by the Company to third parties, to appropriate confidentiality arrangements and requirements of law.



                                    ARTICLE 7

                              ADDITIONAL COVENANTS

                  SECTION 7.01. Board Representation; Committees. (a) The Company agrees that for so long as WC beneficially owns, directly or indirectly, at least 50% of the Originally Issued Shares, WC shall have the right to cause the Company to include, as nominees for the Company's Board of Directors recommended by the Board, two Directors (the "Purchaser Nominees").

                  (b) At or prior to the Closing, the Company shall, if necessary, increase the size of the Board of Directors of the Company as determined pursuant to Section 7.01(a) and shall elect as Directors of the Company (with a term expiring at the following annual meeting of the Company's stockholders) the Purchaser Nominees designated by WC. In connection with the annual meeting of stockholders of the Company next following such election, the Company shall nominate the Purchaser Nominees for election as Directors by the stockholders and use its best efforts to cause the Purchaser Nominees to be so elected and re-elected at each subsequent stockholder meeting at which Directors are elected for so long as WC shall have the rights set forth in Section 7.01(a).

                  (c) For so long as WC shall have the rights set forth in
Section 7.01(a), if a vacancy shall exist in the office of a Purchaser Nominee, WC shall be entitled to designate a successor and the Company shall elect such successor as a Director of the Company (with a term expiring at the following annual meeting of the Company's stockholders).

                  (d) For so long as WC shall have the rights set forth in
Section 7.01(a), at least one Purchaser Nominee shall be entitled to serve as a member of each committee (whether standing or special) of the Board of Directors of the Company and WC shall have the right to designate one Purchaser Nominee to serve as the Chairman of the Board of the Company; provided that such Purchaser Nominee is then serving as a Director of the Company.

                  (e) For so long as WC shall have the rights set forth in
Section 7.01(a), any Purchaser Nominee then serving as the Chairman of the Board of the Company shall be entitled to serve, in such capacity, as an executive officer of the Company with such duties as are related to the Company's strategic planning; provided that, unless otherwise determined by the Board of Directors of the Company, any such Purchaser Nominee serving as an executive officer of the Company shall not be entitled to receive any compensation in connection therewith; provided, further, that this Agreement shall not be deemed to be an employment contract between the Company and such Purchaser Nominee and nothing herein shall obligate such Purchaser Nominee to dedicate any defined portion of his business time and effort to the performance of the duties described herein. The Chief Executive Officer and President of the Company shall report directly to such Purchaser Nominee..

                  SECTION 7.02. Reports. The Company agrees that, after the Closing and for so long as WC beneficially owns, directly or indirectly, at least 40% of the Originally Issued Shares, the Company will furnish to WC the following reports, subject, in the case of paragraphs (d), (e) and (g) below, to confidentiality obligations that at the time may be owed by the Company to third parties and appropriate confidentiality arrangements:

                  (a) Within the applicable time period required under the 1934 Act, after the end of each fiscal year of the Company, the information required by Form 10-K (or any successor form thereto) under the 1934 Act with respect to such period (including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" section that describes the consolidated financial position and results of operations of the Company), together with a report thereon by the Company's independent accountants.

                  (b) Within the applicable time period required under the 1934 Act, after the end of each of the first three fiscal quarters of each fiscal year of the Company, the information required by Form 10-Q (or any successor form thereto) under the 1934 Act with respect to such period (including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" section that describes the consolidated financial position and results of operations of the Company).

                  (c) Any current report on Form 8-K (or any successor form thereto) required to filed under the 1934 Act.

                  (d) As soon as practicable upon approval or adoption by the Company's Board of Directors, the Company's budget and operating plan (including projected balance sheets and profit and loss and cash flow statements), if any, for such fiscal year.

                  (e) Simultaneously with the delivery thereof to any of the Company's lenders or other holders of the Company's indebtedness, such other financial and operating data of the Company and the Subsidiaries delivered to such lenders or holders.

                  (f) Promptly after the same are filed with the SEC, copies of all reports, statements and other documents filed with the Commission pursuant to the 1933 Act or the 1934 Act.

                  (g) Promptly after receipt thereof, a copy of any communication received by the Company from any holder of the Company's outstanding indebtedness notifying the Company that a default or event of default exists under the terms of the instrument or instruments governing such indebtedness.

                  SECTION 7.03. Preemptive Rights. (a) Subject to the terms and conditions specified in this Section 7.03, the Company hereby grants to each Purchaser a right to purchase up to the number of Additional Shares (as defined below) in connection with any Transaction (as defined below) undertaken by the Company; provided, however, that the rights set forth in this Section 7.03 shall only apply to WC so long as WC holds at least five percent (5%) of the Originally Issued Shares and shall only apply to CHA so long as CHA holds at least twenty-five percent (25%) of the Originally Issued Shares.

                  (b) Subject to the terms and conditions specified in this
Section 7.03, each time the Company proposes to offer, sell or otherwise issue any New Shares in a public or private transaction (a "Transaction"), the Company shall deliver a notice (the "Notice") to each Purchaser stating (i) the Company's bona fide intention to undertake such Transaction, (ii) the number of New Shares to be offered in the Transaction (the "Transaction Shares"), (iii) the number of Additional Shares up to which such Purchaser may elect to purchase in such Transaction (which would be added to the Transaction Shares) and (iv) the price and terms, if any, upon which it proposes to offer, sell or otherwise issue New Shares in the Transaction.

                  (c) Within 7 days after receipt by such Purchaser of the Notice, such Purchaser may elect to purchase, at the price and on the terms specified in the Notice, up to the number of Additional Shares set forth in the Notice. The number of New Shares ("Additional Shares") that the Purchaser may elect to purchase and include in the Transaction shall be calculated as follows:


       Additional Shares  =  Transaction Shares  --  Transaction Shares
                             ------------------
                                  1-- X%

                  X% represents the percentage (stated as a decimal) of the outstanding shares of Common Stock then held by such Purchaser (assuming the conversion, exercise or exchange of all New Shares then held by such Purchaser and acquired pursuant to this Section 7.03).

                  (d) In the event that the price or terms upon which the Company proposes to offer, sell or otherwise issue New Shares in the Transaction or the number of Transaction Shares to be included in such Transaction changes for any reason (other than including the Additional Shares) after the Notice is delivered to the Purchasers, the number of Additional Shares shall, with respect to a change in the number of Transaction Shares, be recalculated using the new number of Transaction Shares and, in any case, the Company shall promptly provide a revised Notice to each Purchaser reflecting any such recalculated Additional Shares and any change to such price or terms. If the Company proposes to offer, sell or issue any New Shares for consideration other than cash, each Purchaser may exercise the right set forth in this Section 7.03 and purchase Additional Shares for cash at a per share purchase price equal to (i)(A) the face amount of any cash received for such New Shares plus (B) the fair market value of the non-cash consideration expressly received for such New Shares, as reasonably determined by the Board of Directors of the Company in good faith, divided by (ii) the number of Transaction Shares issued in such Transaction (excluding any Additional Shares).

                  (e) The rights of the Purchasers set forth in this Section
7.03 shall not be applicable to (i) shares of Common Stock issued as a stock dividend to all holders of shares of Common Stock or upon any subdivision or combination of shares of Common Stock; (ii) securities issued for the acquisition by the Company of another entity or business by merger or such other transaction as would result in the ownership by the Company of not less than a majority of the voting power of the other entity or for the purchase of all the assets of an entity or business, (iii) shares of Common Stock or Rights that are sold by the Company pursuant to a bona fide public offering pursuant to a registration statement filed under the 1933 Act; (iv) shares of Common Stock or Rights issued pursuant to the Company's stock option plans in existence at the date of this Agreement or other such stock option plans as approved by the stockholders of the Company; (v) shares of Common Stock issued upon exercise of any Rights as to which the Purchasers shall have been afforded the opportunity to exercise their rights of first refusal pursuant to this Section 7.03; (vi) up to an aggregate of 70,000 shares of Common Stock or Rights issued to Silicon Valley Bank; and (vii) up to aggregate of 50,000 shares of Common Stock or Rights issued to Russell Ryan.

                  (f) The rights and obligations of the Purchasers under this
Section 7.03 shall not be assignable, except that the right to purchase any Additional Shares may be assigned by each Purchaser to any of its Affiliates that agrees in writing to be bound by the provisions of this Section 7.03.

                  SECTION 7.04. Fees and Expenses. (a) The Company shall be responsible for the payment of all expenses incurred by the Company in connection with the transactions contemplated by this Agreement, regardless of whether such transactions are consummated, including, without limitation, all fees and expenses of the Company's legal counsel, all third-party consultants engaged by the Company to assist in such transactions and all fees and expenses incurred in connection with any filings to be made with any governmental agency. The Company also agrees to reimburse the Purchasers for all out-of-pocket expenses reasonably incurred by the Purchasers in connection with the transactions contemplated by this Agreement, including, without limitation, all fees and expenses of the Purchasers' legal counsel, financial advisors, accountants and all third-party consultants engaged by the Purchasers to assist in such transactions and all fees and expenses, including fees and expenses of legal counsel, incurred in connection with enforcing the provisions of, and collecting amounts payable pursuant to, this Agreement; provided that the aggregate amount of such expenses shall not exceed $30,000. Such reimbursements shall be due to the Purchasers at the Closing, or promptly following any earlier termination of this Agreement for any reason or, in the case of fees and expenses incurred thereafter, promptly upon demand therefor.

                  (b) All amounts payable under this Agreement shall be paid in immediately available funds to an account or accounts designated by the recipient of such amounts.

                  SECTION 7.05. Use of Proceeds. The Company shall use the proceeds from the sale of the Shares for general corporate purposes.



                                    ARTICLE 8

                                   TERMINATION

                  SECTION 8.01. Grounds for Termination. This Agreement may be terminated at any time by mutual written agreement of the Company and each Purchaser.

                  SECTION 8.02. Effect of Termination. If this Agreement is terminated as permitted by Section 8.01, termination shall be without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other parties to this Agreement; provided that if such termination shall result from the willful failure of any party to fulfill a condition to the performance of the obligations of any other party or to perform a covenant of this Agreement or from a willful breach by any party to this Agreement, such party shall be fully liable for any and all damage, loss or expense incurred or suffered by the other party or parties as a result of such failure or breach. The provisions of Sections 9.02 shall survive any termination hereof pursuant to Section 8.01. The provisions of Section 6.02 and the Registration Rights shall survive any termination of this Agreement subsequent to the Closing.



                                    ARTICLE 9

                                  MISCELLANEOUS


                  SECTION 9.01. Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, or by telecopy or telefacsimile, upon confirmation of receipt; or (ii) on the first business day following the date of dispatch if delivered by an internationally recognized next-day courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

                  if to WC, to:

                  WC Capital, LLC
                  116 East Saddle River Road
                  Saddle River, NJ 07458
                  Attention:  James Wood
                  Fax:  (201) 236-1901

                  with a copy to:

                  Cahill Gordon & Reindel
                  80 Pine Street
                  New York, NY  10005-1702
                  Attention:  Christopher T. Cox, Esq.
                  Fax:  (212) 269-5420

                  if to CHA, to:

                  Carnegie Hill Associates, LLC
                  40 East 94th Street
                  Apt. No. 18D
                  New York, NY 10128
                  Attention:  Richard de J. Osborne
                  Fax:  (212) 423-5780
                  with a copy to:

                  Cahill Gordon & Reindel
                  80 Pine Street
                  New York, NY  10005-1702
                  Attention:  Christopher T. Cox, Esq.
                  Fax:  (212) 269-5420

                  if to the Company, to:

                  Datawatch Corporation
                  175 Cabot Street
                  Suite 503
                  Lowell, MA  01854
                  Attention:  Bruce R. Gardner
                  Fax:  (978) 441-1114

                  with a copy to:

                  Testa, Hurwitz & Thibeault
                  Exchange Place
                  53 State Street
                  Boston, MA  02109
                  Attention:  William B. Simmons, Jr., Esq.
                  Fax:  (617) 790-0257


                  SECTION 9.02. Survival. The representations and warranties of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing until twelve months after the Closing Date.

                  SECTION 9.03. Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived prior to the Closing Date if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by the party against whom the waiver is to be effective.

                  (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  SECTION 9.04. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that except as expressly provided herein no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto.

                  SECTION 9.05. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state.

                  SECTION 9.06. Counterparts; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

                  SECTION 9.07. Public Announcements. The Company and each Purchaser shall agree on the form and content of any public announcements which shall be made concerning this Agreement or the transactions contemplated hereby, and neither the Company nor any Purchaser shall make any such public announcement without the consent of the other, except with respect to any public announcement or other public disclosure, to the extent either party determines, in good faith and with the advice of counsel, such announcement or disclosure is required by law or the rules or regulations of any exchange or market on which such party's securities are listed or to avoid undue risk that the transactions contemplated hereby will be enjoined or that such party, its officers, directors or representatives will be liable for damages as a result thereof.

                  SECTION 9.08. Entire Agreement; Exhibits. This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, among the parties with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by any party hereto. All exhibits hereto constitute part of this Agreement and are expressly incorporated herein.

                  SECTION 9.09. Headings. The headings and the table of contents appearing in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope and intent of this Agreement or any of the provisions hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.



                                          DATAWATCH CORPORATION


                                          By:  /s/ Bruce R. Gardner
                                               ---------------------------------
                                               Name: Bruce R. Gardner
                                               Title: Chief Executive Officer




                                          WC CAPITAL, LLC


                                          By:  /s/ James Wood
                                               ---------------------------------
                                               Name: James Wood
                                               Title: Managing Principal




                                          CARNEGIE HILL ASSOCIATES, LLC


                                          By:  /s/ Richard de J. Osborne
                                               ---------------------------------
                                               Name: Richard de J. Osborne
                                               Title: Managing Principal

                                                                       Exhibit A




                               REGISTRATION RIGHTS



                                    ARTICLE 1

                                   DEFINITIONS


                  SECTION 1.01. Definitions. Terms used in the Investment Agreement (the "Agreement"), dated as of January 12, 2001, among Datawatch Corporation, a Delaware corporation (the "Company"), WC Capital, LLC, a Delaware limited liability company ("WC") and Carnegie Hill Associates, LLC, a Delaware limited liability company ("CHA" and, together with WC, the "Purchasers"), are used herein as therein defined. In addition, the following terms, as used herein, have the following meanings:

                  "Commencement Date" means the 90th day following the Closing Date.

                  "Company Indemnified Parties" has the meaning set forth in
Section 6.02.

                  "Demand Registration" has the meaning set forth in Section
2.01.

                  "Disadvantageous Effect" has the meaning set forth in Section 2.07.

                  "Holders" means

                  (i)   the Purchasers;

                  (ii) each other Person, other than the Company or an Affiliate of the Company, who at any time acquires any Registrable Shares directly or indirectly from any Purchaser or Holder in a transaction or chain of transactions not involving a public offering within the meaning of and registered under the 1933 Act, and who:

                           (A) so acquires the lesser of (x) all of the
                  Registrable Shares held by such Holder and (y) 5% of the original number of Registrable Shares initially held by all Purchasers; or

                           (B) is a constituent stockholder, partner or member
                  (including limited partners and retired partners or members) of a Holder to whom Registrable Shares are distributed as part of a distribution by such Holder to its constituent stockholders, partners or members generally, or is a liquidating trust established in connection with the dissolution or winding up of any Holder; and

                  (iii) any Holder's successors, Affiliates and, in the case of any Holder who is a natural person, such individual's spouse, ancestors, lineal descendants, siblings, executors, administrators and heirs who acquire Registrable Shares by gift, will or intestate succession, in each of the foregoing cases, if such Person (if not a Purchaser) agrees in writing to be bound by this Agreement as a Holder and for so long as such Person continues to hold any Registrable Shares.

                  "Holder Indemnified Parties" has the meaning set forth in
Section 6.01.

                  "Indemnified Party" has the meaning set forth in Section 6.03.

                  "Indemnifying Party" has the meaning set forth in Section
6.03.

                  "Initiating Holders" has the meaning set forth in Section
2.02.

                  "Losses" has the meaning set forth in Section 6.01.

                  "Majority Holders" means any one or more Holders who hold a total number of Registrable Shares equal to at least a majority of the aggregate number of Registrable Shares then held by all Holders.

                  "Majority Selling Holders" means, with respect to any Demand Registration or Piggyback Registration, any one or more Selling Holders who hold a total number of Registrable Shares equal to at least a majority of the aggregate number of Registrable Shares which are held by all Selling Holders and which are or are to be included in such Demand Registration or Piggyback Registration.

                  "Piggyback Registration" has the meaning set forth in Section 3.01.

                  "Registrable Shares" means (i) any and all Shares; (ii) any and all shares of Common Stock (other than the Shares) held by the Purchasers on the Closing Date; (iii) any and all Common Stock issued or issuable upon the exercise of any Rights or other securities, acquired by or issuable to the Purchasers pursuant to Section 7.03 of the Agreement; and (iv) any other shares of Common Stock issued in respect of any such shares set forth in clauses (i),
(ii) or (iii) (because of stock splits, stock dividends, reclassifications, recapitalizations, or similar events); provided, however, that shares of Common Stock held by a particular Holder which are Registrable Shares shall cease to be Registrable Shares (x) upon any sale pursuant to a Registration Statement or Rule 144 under the 1933 Act, (y) at such time as such Holder is able to sell such shares (whether or not sold) pursuant to Rule 144(k) under the 1933 Act or (z) upon any sale, transfer or assignment in any manner to a Person which is not entitled to the rights provided by this Agreement. For purposes hereof, any Person shall be deemed to hold, as of any time, (i) all issued and outstanding shares of Common Stock, Registrable Shares or other securities then held or deemed to be held by such Person; (ii) all additional shares of Common Stock, Registrable Shares or other securities which would then be held by such Person if it were assumed that all Rights, if any, then held or deemed to be held by such Person had been duly and effectively exercised in full at and effective as of such time; and (iii) all additional shares of Common Stock, Registrable Shares or other securities, if any, which such Person then has a right to purchase pursuant to the rights granted pursuant to Section 7.03 of the Agreement by virtue of any prior exercise thereof, assuming, in the case of clause (ii), that all adjustments to the kind, number and amount of shares of capital stock or other securities issuable upon exercise, exchange or conversion of any of the Rights referred to in such clause required by reason of any event or transaction occurring at or prior to such time had been duly and effectively made as and when required by the terms thereof.

                  "Registration Expenses" shall mean, with respect to any Demand Registration or Piggyback Registration all (i) registration, qualification and filing fees; (ii) fees and expenses of compliance with securities or blue sky laws (including the reasonable fees and disbursements of counsel for any underwriters, dealers or placement agents in connection therewith); (iii) printing expenses (or comparable duplication expenses) and escrow fees; (iv) internal expenses of the Company (including all salaries and expenses of officers and employees performing legal or accounting duties); (v) fees and disbursements of counsel for the Company; (vi) fees and expenses for independent certified public accountants retained by the Company (including all fees and expenses associated with special audits or the delivery by independent certified public accountants of a "cold comfort" letter or letters); (vii) fees and expenses of any special experts retained by the Company in connection with such registration; (viii) fees and expenses of listing the Registrable Shares on a securities exchange or otherwise in connection with Section 4.01(r); (ix) the reasonable fees and expenses of a single firm of legal counsel for the Holders participating in such Demand Registration or Piggyback Registration; and (x) all other reasonable fees, costs, expenses and disbursements incurred in connection with or incident to the Company's compliance with Article 4. Registration Expenses do not include underwriting commissions or discounts payable in respect to Registrable Shares of a Holder included in a Demand Registration or Piggyback Registration.

                  "Registration Statement" means a registration statement of the Company under the 1933 Act on any form for which the Company then qualifies and which permits the sale thereunder of the number of Registrable Shares (and any other securities of the Company) to be included therein in accordance herewith by the Selling Holders and, in the case of the Registrable Shares, according to the method(s) of distribution determined in accordance herewith and in the case of any other securities covered thereby, according to the plan(s) of distribution described therein, including all exhibits and schedules to, all financial statements included in or otherwise filed with, and all documents incorporated by reference in any such registration statement, in each case as amended or supplemented as of any reference date.

                  "Selling Holders" means, with respect to any Demand Registration or Piggyback Registration, any Holders holding any Registrable Shares which are or are to be included in such Demand Registration or Piggyback Registration in accordance with this Agreement.

                  "Shelf Registration" has the meaning set forth in Section
2.10.


                                    ARTICLE 2

                               DEMAND REGISTRATION


                  SECTION 2.01. Right to Demand Registration. The Holders shall have the right to require the Company to register Registrable Shares under the 1933 Act (a "Demand Registration"), which right shall be exercisable in the manner set forth in this Article 2 at any time or from time to time on or after the Commencement Date.

                  SECTION 2.02. Registrations. Any Holder or Holders holding in the aggregate 20% of the Registrable Shares (the "Initiating Holders") then held by all Holders may request, in writing, that the Company effect a Demand Registration on any form available for such registration under the 1933 Act, of Registrable Shares constituting at least 20% of the Registrable Shares owned by the Holders. If the Initiating Holders intend to distribute the Registrable Shares by means of an underwritten offering, they shall so advise the Company in their request. In the event such Demand Registration is underwritten, the right of any other Holder to participate in such Demand Registration shall be conditioned on such Holder's participation in such underwriting on the same terms as the Initiating Holders. Upon receipt of any such request, the Company shall promptly give written notice of such proposed registration to all other Holders. Such Holders shall have the right, by giving written notice to the Company within thirty days after the Company provides its notice, to elect to have included in such Demand Registration such of their Registrable Shares as such Holders may request in such notice of election. Subject to Section 2.03, the Holders shall be entitled in the aggregate to require the Company to effect four Demand Registrations pursuant to this Section 2.02 (any of which may be a Shelf Registration as provided in Section 2.10) and, except as provided in
Section 5.01, a Demand Registration shall not be deemed to have been effected unless such registration has been declared or ordered effective and, except for any Shelf Registration Statement, the securities offered pursuant to such registration have been sold. Notwithstanding anything to the contrary contained herein, the Company shall not be required to effect more than two Demand Registrations during any single twelve-month period.

                  SECTION 2.03. Continuing Demand Registration. Subject to Sections 2.06 and 4.04, if the number of Registrable Shares sought to be included by the Holders in any Demand Registration is reduced pursuant to
Section 2.06, by reason of the inclusion in such Demand Registration of shares of Common Stock held by any Person(s) other than Holders, by more than 10%, the registration shall not count as a Demand Registration.

                  SECTION 2.04. Reasonable Efforts by the Company. Subject to
Section 2.05 and Section 2.07, if a Demand Registration is requested pursuant to
Section 2.02 the Company shall, as soon as practicable after the period of thirty days referred to in such Section, file with the Commission and use its reasonable efforts to cause to become effective a Registration Statement which shall cover the Registrable Shares requested to be registered by the Selling Holders and shall take all other actions (including those required by Article 4) as may be necessary or advisable to permit the Selling Holders to dispose of all such Registrable Shares requested to be included in such Demand Registration in accordance with the intended method(s) of distribution and in compliance with the 1933 Act and state "blue sky" and securities laws.

                  SECTION 2.05. Withdrawals. The Majority Selling Holders may, at any time and from time to time reasonably in advance of the planned date of consummation of the sale or other distribution of Registrable Shares pursuant to any Demand Registration, (i) permit any Selling Holder to withdraw, in whole or in part, from participation in such Demand Registration; (ii) permit any Holder who was not originally a Selling Holder to become a Selling Holder and include in such Demand Registration any or all of such Holder's Registrable Shares; or
(iii) otherwise increase or decrease the number of Registrable Shares to be included in such Demand Registration; provided, however, that if any such decrease would result in the reduction of the number of Registrable Shares to be registered in such Demand Registration to a number that would not be sufficient to satisfy the condition stated in Section 2.02, then such decrease shall not be effective unless approved by the Company and, if not so approved, the Selling Holder(s) shall be deemed to have abandoned and terminated such Demand Registration. The Majority Selling Holders may terminate or abandon such Demand Registration upon written notice to the Company to that effect, in which event such Demand Registration shall be deemed not to have been requested.

                  SECTION 2.06. Methods of Distribution; Reduction in Shares to be Registered. (a) Subject to the last sentence of this Section 2.06(a) and to the provisions of Section 2.06(b), the Registrable Shares of any Selling Holder included in a Demand Registration may be registered for sale by such Selling Holder directly or through sale or placement agents or to or through one or more underwriters designated from time to time by such Selling Holder and approved by the Company in its reasonable discretion and for resale by any such underwriter or broker-dealer, through broker-dealers or in any other manner, in one or more transactions and at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at prices determined on a negotiated or competitive bid basis or at a price or prices otherwise determined by such Selling Holder. Notwithstanding the preference of any Selling Holder in any Demand Registration, if the Majority Selling Holders, in their sole discretion, determine that the offering and sale of Registrable Shares pursuant to such Demand Registration should be pursuant to an underwriting or through a selling or placement agent or syndicate, then such Majority Selling Holders shall have the right to select the underwriters or managing underwriter, selling or placement agent or managing selling or placement agent or syndicate manager for such offering and sale and to establish, by agreement with such underwriters, managing underwriter, selling or placement agents, managing selling or placement agent or syndicate manager or otherwise the price or prices and other terms of such underwriting, offering and sale, and in such event no Selling Holder who otherwise would be entitled to include Registrable Shares in such Demand Registration shall be entitled to have such Registrable Shares so included unless they are included in such underwritten offering or offered and sold through such selling or placement agent or syndicate at such price or prices and on such terms. Any such managing underwriter, managing selling or placement agent or syndicate manager selected by the Majority Selling Holders, shall be subject to the Company's approval, which shall not be unreasonably withheld or delayed.

                  (b) If a Demand Registration is for or includes an underwritten offering or an offering through a sales or placement agent or syndicate, and the managing underwriter, such sales or placement agent, or the managing sales agent or the syndicate manager determines in good faith that inclusion in such registration of all Registrable Shares and other securities, if any, requested or proposed to be included in such offering exceeds the number that could be sold without having an adverse effect on such offering, including the price at which the Majority Selling Holders propose to sell their Registrable Shares included in such offering, then the number of Registrable Shares to be offered for the accounts of the Selling Holders shall be reduced or limited on such basis in proportion to the respective numbers of Registrable Shares requested to be included in such offering by the Selling Holders, to the extent necessary to reduce the total number of shares to be included in such offering to the amount recommended by such managing underwriter, agent, managing sales agent or syndicate manager; provided, however, that if, without violation of Section 2.09, in connection with such Demand Registration securities other than Registrable Shares held by Selling Holders are being offered (whether for the account of the Company or any Person other than a Holder), such reduction shall be made (i) first, from any shares proposed to be sold for the accounts of the Company or other Persons who are not Holders, allocated among the Company and such other Persons in such manner as may be acceptable to the Company; and
(ii) second, from the Registrable Shares requested to be included in such registration by the Holders (allocated, if necessary, pro rata among all such Holders on the basis of the relative numbers of shares each such Person has requested to be included in such registration), it being understood and agreed that the securities referred to in clause (i) above shall not be included in any such offering unless or until all the Registrable Shares requested to be included in such offering by the Holders are so included.

                  SECTION 2.07. Right of the Company to Suspend Registration. The Company shall be entitled to suspend, for a reasonable period of time not in excess of ninety days after its receipt of a request for a Demand Registration pursuant to Section 2.02, the filing of any Registration Statement which it otherwise would be required to file pursuant to this Article 2, if (i) at any time prior to the filing of such Registration Statement (A) the Company is engaged or has fixed plans to engage in a registered public offering of its securities, (B) the Company is in possession of material nonpublic information not ripe for disclosure in a registration statement and the Board of Directors of the Company determines, in good faith and in the exercise of reasonable business judgment, that the disclosure of such information would be materially detrimental to the business and affairs of the Company and that any Registration Statement absent the inclusion of such information would be materially misleading, (C) the Company is then prohibited (pursuant to the terms of an underwriting agreement in connection with a public offering of its securities or otherwise) from filing such Registration Statement or (D) the Company is engaged in any other activity which, in the good faith determination of the Board of Directors of the Company, would be adversely affected by the requested Demand Registration to the material detriment of the Company (each, a "Disadvantageous Effect"); and (ii) the Company gives all Selling Holders written notice of such suspension; provided, however, that a suspension pursuant to this Section 2.07 or pursuant to Section 4.02 by reason of the existence of one or more Disadvantageous Effects shall be authorized only once during any twelve-month period. In the event of any suspension pursuant to this Section 2.07, then unless the request for the Demand Registration is withdrawn pursuant to the last sentence of this Section 2.07, the Company shall file such Registration Statement as soon as practicable after the first to occur of (w) the consummation of the transaction which is the asserted basis for such Disadvantageous Effect, (x) the abandonment or termination of such transaction prior to consummation, (y) the determination by the Board of Directors of the Company that such filing would not or would no longer result in such Disadvantageous Effect and (z) the ninety-first day after the receipt of the applicable request for such Demand Registration. If the Company shall suspend the filing of any Registration Statement pursuant to this Section 2.07, the Majority Selling Holders shall have the right to withdraw the request for such Demand Registration by giving written notice to the Company prior to expiration of such suspension period.

                  SECTION 2.08. Form of Registration Statement. If, in connection with a Demand Registration, the Company proposes to effect such registration through the filing of a Registration Statement on a particular registration form available for such registration under the 1933 Act and either the underwriters or managing underwriter, selling or placement agent or managing selling or placement agent or syndicate manager, if any, in connection with such Demand Registration shall advise the Company in writing of its or their reasonable and good faith opinion that the use of another available form is of material importance to the success of the proposed offering or sale or other distribution contemplated, then such Demand Registration shall be effected on such other form.

                  SECTION 2.09. No Other Participants in Demand Registration. Unless otherwise agreed by the Majority Holders, neither the Company nor any other Person except Holders shall be permitted to include any shares of Common Stock, Rights or other securities for registration, offering, sale or distribution in any Demand Registration.

                  SECTION 2.10. Shelf Registration. (a) The Company shall use its reasonable best efforts to qualify for registration on Form S-3 or any comparable or successor form or forms. Any request made at such time as the Company is eligible to effect a registration of Registrable Shares on Form S-3 or any comparable or successor form or forms by any Holder for a Demand Registration on Form S-3 or any comparable or successor form or forms pursuant to Section 2.02 may, at the election of the Initiating Holder by specification in the applicable request, include a request that all or any of the Registrable Shares requested to be included in such Demand Registration be registered under the 1933 Act for offering and sale on a delayed or continuous basis pursuant to Rule 415 under the 1933 Act (a "Shelf Registration") to be filed on or after the Commencement Date. In the event of any such request for a Shelf Registration, the notice given by the Initiating Holder pursuant to Section 2.02 shall state that such request was for or included a Shelf Registration. To the extent that a request for a Demand Registration is for or includes a Shelf Registration, no Selling Holder participating in such Shelf Registration shall be required to provide information with respect to the desired price range for the Registrable Shares requested to be included therein by any Selling Holder or the intended method(s) of disposition or distribution thereof except to the extent and at the time or times required in order to satisfy the applicable requirements of Regulation S-K promulgated by the Commission. The method(s) of distribution of the Registrable Shares of any Selling Holder included in any Shelf Registration may be any method or methods permitted by Rule 415 of the 1933 Act and any such Selling Holder may change such method or methods of distribution at any time and from time to time while the Registration Statement relating to such Shelf Registration is required to remain effective in accordance with the terms of
Section 2.10(b) hereof; provided that such Selling Holder provides to the Company the information reasonably required to permit compliance with the applicable requirements of Regulation S-K promulgated by the Commission.

                  (b) Subject to Section 4.02, the Company shall use all reasonable efforts to keep each Registration Statement filed with respect to any Shelf Registration continuously effective until two years from the date on which the Commission declares such Registration

Statement effective. Such period shall be automatically extended by the aggregate number of days, if any, during which any delay, deferral, postponement or suspension is in effect with respect to such Registration Statement.

                  (c) The Company shall effect any Shelf Registration requested pursuant to this Agreement on a Registration Statement of the Company under the 1933 Act on any form, including Form S-3, for which the Company then qualifies and which permits the offering and distribution thereunder of the number of Registrable Shares to be included therein in accordance with the method(s) of distribution determined in accordance with this Agreement.

                  (d) The fact that a Registration Statement with regard to a Shelf Registration is effective as of a particular time shall not prejudice or otherwise affect the rights of the Selling Holders to participate in any such Demand Registration requested by any other Holders or to participate in any Piggyback Registration.


                                    ARTICLE 3

                             PIGGYBACK REGISTRATION

                  SECTION 3.01. Right to Require Piggyback Registration. (a) If, at any time or from time to time, the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders (other than (w) a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the Commission), (x) a Registration Statement filed by the Company solely registering up to 70,000 shares of Common Stock for the account of Silicon Valley Bank, (y) a Registration Statement filed by the Company solely registering up to 50,000 shares of Common Stock for the account of Russell Ryan or (z) a registration statement filed in connection with an offer of securities solely to the Company's existing security holders) in a transaction that may be used for the registration of Registrable Shares for distribution by any one or more of the methods permitted by Section 3.02(a), then upon each and every such occasion the Company shall give prior written notice of such proposed registration to each Holder of its intention to do so promptly and in any event not later than the fourteenth day before the anticipated filing date of the applicable Registration Statement. Such notice shall specify whether the proposed registration is for the account of the Company, for the account of one or more other Persons or both and also specify the kind and number or amount of securities proposed to be registered on behalf of each thereof and the proposed offering price or prices and distribution methods and arrangements. Upon the terms and subject to the conditions and limitations set forth in this Article 3, each Holder may elect to participate in such registration by giving the Company, within ten days after such notice has been given by the Company, a written request to register any or all of such Holder's Registrable Shares in connection with such registration (any such registration as to which any such request is made being sometimes referred to as an "Piggyback Registration")

                  (b) Any such request by a Holder shall state (i) the kind and number of Registrable Shares to be included in such registration by such Holder;
(ii) such Holder's preferred method of distribution of such Registrable Shares permitted by Section 3.02(b); and (iii) any other information that the Company reasonably requests in such notice given by it to the Holders. Upon receipt of one or more of such requests, the Company shall, subject to Section 3.02 and
Section 3.03, as soon as practicable, file with the Commission and use its reasonable efforts to cause to become effective, a Registration Statement which shall cover the Registrable Shares requested to be registered by the requesting Holders and shall take all such other actions (including those required by Article 4) as may be necessary or advisable to permit the requesting Holders to dispose of all such Registrable Shares requested to be included in such Piggyback Registration in accordance with the permitted intended method or methods of distribution in compliance with the 1933 Act and state "blue sky" and securities laws.

                  SECTION 3.02. Methods of Distribution; Reduction in Number of Shares to be Registered. (a) Subject to Section 3.02(b), Section 3.02(c) and
Section 4.05, the Registrable Shares of any Holder included in a Piggyback Registration may be registered for sale by such Holder directly or through sales or placement agents designated from time to time or to or through one or more underwriters or broker-dealers designated from time to time by such Holder and for resale by any such underwriter or broker-dealer, in one or more transactions and at a fixed price, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at prices determined on a negotiated or competitive bid basis or at a price otherwise determined by such Holder.

                  (b) If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section
3.01. In such event, the right of any Holder to participate in such registration pursuant to this Article 3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Shares in the underwriting to the extent provided herein. Subject to Section 4.04, if any Piggyback Registration is for (or includes) an underwritten offering, the Company will permit each Holder who elects to include any of its Registrable Shares in such Piggyback Registration to elect to include any or all of such Registrable Shares in such underwritten offering on the same terms and conditions as any similar securities included therein. In a registration pursuant to Section 3.01 involving an underwritten public offering, if the managing underwriter or underwriters of such underwritten offering have informed, in writing, the Company and each Holder who requested Registrable Shares to be included in such offering that in such underwriter's or underwriters' reasonable opinion the total number of securities which the Company, the Holders who requested Registrable Shares to be included in such offering and any other Persons desiring to participate in such registration intend to include in such offering is such as to materially and adversely affect the success of such offering, including the price at which such securities can be sold, then the Company will be required to include in such registration only the amount of securities which it so advised should be included in such registration. In such event:

                    (i) if the registration was initiated by any security holder(s) of the Company exercising "demand" registration rights, securities shall be registered in such offering in the following order of priority:

                           (A) first, the securities, if any, which the Company
                  proposes to register and the securities such security holder(s) initiating such registration propose to register, allocated, if necessary, pro rata among the Company and such holder(s) on the basis of the relative numbers of shares each such Person proposes to include in the registration; provided that if such initiating holder or holders are Holders, the Company shall not be entitled to include any securities in such registration without the prior written consent of the Majority Holders and, as among Holders there shall be no priority and Registrable Securities sought to be included by Holders shall be included pro rata based on the amount of securities sought to be registered by such Persons;

                           (B) second, provided that no securities sought to be
                  included by the Company or such initiating holder(s) have been excluded from such registration, the securities which have been requested to be included in such registration by Holders pursuant to this Agreement (unless the initiating holder(s) are Holders, in which case clause (i)(A) shall govern the priority of the Holders) (allocated, if necessary, pro rata among all such Holders on the basis of the relative numbers of shares each such Person has requested to include in registration); and

                           (C) third, provided that no securities sought to be
                  included under clause (i)(A) or (i)(B) have been excluded, the securities of all other Persons sought to be included in such registration (allocated, if necessary, among such Persons in such manner as the Company deems acceptable); or

                   (ii) if the registration was initiated by the Company, otherwise than by reason of any such exercise of "demand" registration rights, securities shall be registered in such offering in the following order of priority:

                           (A) first, the securities, if any, which the Company
                  proposes to register;

                           (B) second, provided that no securities sought to be
                  included by the Company have been excluded from such registration, the securities which have been requested to be included in such registration by Holders pursuant hereto (allocated, if necessary, pro rata among all such Holders on the basis of the relative numbers of shares each such Person has requested to include in registration); and

                           (C) third, provided that no securities sought to be
                  included under clause (ii)(A) or (ii)(B) have been excluded, the securities of all other Persons sought to be included in such registration (allocated, if necessary, among such Persons in such manner as the Company deems acceptable).

                  (c) If, as a result of the provisions of Section 3.02(b), any Holder shall not be entitled to include all Registrable Securities in a Piggy-Back Registration that such Holder has requested to be included, such Holder may elect to withdraw his request to include Registrable Securities in such registration.

                  SECTION 3.03. Withdrawal of Registration. The Company may, without the consent of any Holder, delay, suspend, abandon or withdraw any Piggyback Registration and any related proposed offering or other distribution in which any Holder has requested inclusion of Registrable Shares pursuant to this Article 3.


                                    ARTICLE 4

                    OBLIGATIONS WITH RESPECT TO REGISTRATION


                  SECTION 4.01. In General. Whenever the Company is obligated by the provisions of Article 2 or Article 3 to effect the registration of any Registrable Shares under the 1933 Act, the Company shall use its reasonable efforts to effect the registration of all Registrable Shares which any Holder has requested to be included therein for offering, sale and distribution in accordance with the permitted intended methods of distribution thereof as quickly as practicable, and in connection therewith the Company will do the following as expeditiously as possible:

                  (a) (i) prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies and which is available for the registration of the Registrable Shares requested to be registered in accordance with the intended methods of distribution thereof; (ii) include in the Registration Statement all Registrable Shares requested to be included pursuant to Article 2 or Article 3 (as the case may be); and (iii) use its reasonable efforts to cause such Registration Statement to become effective;

                  (b) prepare and file with the Commission such amendments and post-effective amendments and supplements to the Registration Statement or any prospectus as may be necessary to keep the Registration Statement effective, current and in compliance with the provisions of the 1933 Act, until the last to occur of (i) the sale or other distribution of all of the Registrable Shares covered by such Registration Statement in accordance with the intended methods of distribution thereof; (ii) the expiration of all periods during which transactions in Registrable Shares by a dealer are not exempt from the provisions of Section 5 of the 1933 Act by virtue of Section 4(3) of the 1933 Act or during which any dealer is obligated under the 1933 Act to deliver a prospectus in connection with transactions involving Registrable Shares; and
(iii) the expiration of all other periods, if any, during which the Registration Statement is required to remain effective in order to avoid a violation of applicable law by any Holder or the Company related to the sale or other distribution of all of the Registrable Shares covered by such Registration Statement in accordance with the intended methods of distribution thereof;

                  (c) at least five days prior to filing any Registration Statement or prospectus or any amendment or supplement thereto, furnish to each Holder and each underwriter, if any, of the Registrable Shares covered by such Registration Statement copies of the current draft of such Registration Statement or prospectus (including documents to be incorporated by reference therein), which documents will be subject to the reasonable review and comments of such Holders (and their respective counsel) during such five-day period, and if any Holder objects in writing to any statements in any such documents with respect to such Holder or the distribution of the Registrable Shares to be included by it in such Registration Statement, the Company shall, subject to applicable law, promptly revise such statements to such Holder's reasonable satisfaction;

                  (d) promptly notify each Holder of the effectiveness of the Registration Statement;

                  (e) furnish to each Holder without charge and as soon as such documents become available to the Company, at least one copy of the Registration Statement and each amendment thereto, and such number of conformed copies thereof, copies of the prospectus (including each preliminary prospectus and each amendment or supplement thereto), in each case together with all exhibits thereto and all documents incorporated by reference in any of such documents as such Holder may reasonably (in light of such Holder's intended method of distribution) request in order to facilitate the disposition of the Registrable Shares being sold by such Holder (it being understood that the Company consents to the use, in compliance with the 1933 Act, of each preliminary prospectus and prospectus and each amendment or supplement thereto by each Holder, each underwriter, broker, dealer, placement agent and other securities industry professional and each agent of each Holder in connection with the offering, sale and distribution of the Registrable Shares covered thereby);

                  (f) promptly notify each Holder, at any time when a prospectus relating to Registrable Shares of such Holder covered by the Registration Statement is required to be delivered under the 1933 Act, of the happening of any event as a result of which the preliminary prospectus or prospectus included in such Registration Statement or any prospectus supplement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company will, as promptly as practicable thereafter, prepare and file with the Commission and furnish to each Holder a supplement or amendment to such preliminary prospectus, prospectus or prospectus supplement so that, as thereafter delivered to the prospective purchasers of the Registrable Shares being distributed by such Holder, such preliminary prospectus, prospectus or prospectus supplement will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (g) enter into customary agreements (including, in the case of an underwritten offering, an underwriting agreement in customary form) and make such representations and warranties to any underwriters, brokers, dealers, placement agents and other Persons involved in the distribution of the Registrable Shares included in such Registration Statement as in form, substance and scope are customarily made by issuers in similar circumstances or which may be reasonably requested;

                  (h) furnish to each underwriter, broker, dealer or placement agent participating in any offering or sale or other distribution pursuant to such Registration Statement a signed counterpart of (i) an opinion of counsel to the Company addressed to such underwriter, broker, dealer or placement agent (as the case may be); and (ii) a "cold comfort" letter or letters from the Company's independent certified public accountants, each in customary form and covering such matters of the type customarily covered by legal opinions or "cold comfort" letters (as the case may be) in similar offerings, sales or distributions of securities of similarly situated issuers and such other matters as the Majority Selling Holders may reasonably request;

                  (i) prepare and file with the Commission promptly upon the request of any such Holder, any amendments or supplements to such Registration Statement or the applicable prospectus which, in the reasonable opinion of counsel for such Holder, is required under the 1933 Act in connection with the distribution of Registrable Shares by such Holder;

                  (j) effective on or prior to the date the Registration Statement becomes effective, use its reasonable efforts to register or qualify the Registrable Shares covered by a Registration Statement under the securities or blue sky laws of such jurisdictions in the United States as the Majority Selling Holders or any underwriter, broker, dealer or placement agent participating in the offering or sale or other distribution of the Registrable Shares covered thereby shall reasonably request, and do any and all other acts and things which may be reasonably necessary to enable each Selling Holder to consummate the offering and disposition of such Registrable Shares in such jurisdictions of such Registrable Shares in accordance with the permitted methods of distribution described in such Registration Statement; provided, however, that the Company shall in no event be required to qualify generally to do business as a foreign corporation in any jurisdiction where it is not otherwise required to be so qualified or, to conform its capitalization or the composition of its assets at the time to the securities or blue sky laws of such jurisdiction;

                  (k) make generally available to the Company's securityholders earnings statements satisfying the provisions of the last sentence of Section 11(a) of the 1933 Act no later than forty-five days after the end of the twelve-month period beginning with the first month of the first fiscal quarter commencing after the effective date of the Registration Statement, which earnings statements shall cover said twelve-month period;

                  (l) promptly notify each Selling Holder and each underwriter, broker, dealer and placement agent participating in any offering or sale or other distribution of securities covered by such Registration Statement of the issuance or threatened issuance of any stop order or other order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any preliminary prospectus, prospectus or prospectus supplement; use reasonable efforts to prevent the issuance of any such threatened stop order or other order, and if any such order is issued, use its best efforts to obtain the lifting or withdrawal of such order at the earliest possible moment and promptly notify each Selling Holder and each such underwriter, broker, dealer and placement agent of any such lifting or withdrawal;

                  (m) as promptly as practicable after filing with the Commission of any document which is incorporated by reference into a Registration Statement, notify each Selling Holder of such filing and deliver a copy of such document to each Selling Holder;

                  (n) cooperate with each Selling Holder and the underwriters, brokers, dealers and placement agents participating in any offering or sale or other distribution of securities covered by such Registration Statement to facilitate the timely preparation and delivery of certificates, not bearing any restrictive legends, unless otherwise required by such Holder, representing the securities covered by such Registration Statement, and enable all Registrable Shares of such Selling Holder covered thereby to be in such denominations and registered in such names as such Selling Holder may request;

                  (o) use its reasonable efforts to cause the Registrable Shares covered by the Registration Statement to be registered with or approved by such other governmental authorities within the United States and its territories as may be necessary to enable the Selling Holders to consummate the disposition of such securities in accordance with the intended methods of disposition;

                  (p) cooperate with the Selling Holders and the underwriters, brokers, dealers and placement agents participating in any offering or sale or other distribution of securities covered by such Registration Statement in making any filings or submissions required to be made, and in furnishing all appropriate information in connection therewith, with the National Association of Securities Dealers, Inc., any national securities exchange, any other "self-regulatory organization" (as defined in the Exchange Act) or with any governmental authority;

                  (q) promptly notify each Selling Holder and each underwriter, broker, dealer and placement agent participating in any offering or sale or other distribution of securities covered by such Registration Statement of the issuance or threatened issuance of any order suspending the registration or qualification of any Registrable Shares covered by such Registration Statement for disposition in any jurisdiction; use its reasonable efforts to prevent the issuance of any such threatened order and; if any such order is issued, use its reasonable best efforts to obtain the lifting or withdrawal of such order at the earliest possible moment and promptly notify each Selling Holder and each such underwriter, broker, dealer and placement agent of any such lifting or withdrawal;

                  (r) if any shares of Common Stock or any other capital stock or securities of the same class, series, issue or other type as any Registrable Shares covered by such Registration Statement are or upon consummation of all sales and other distributions covered by such Registration Statement will be listed, qualified or otherwise eligible for trading or quotation on a national securities exchange or The Nasdaq Stock Market, use its reasonable best efforts to cause, by the date of the first sale of any Registrable Shares pursuant to such Registration Statement, all Registrable Shares covered by such Registration Statement to be listed, qualified or eligible for trading or quotation on each such exchange or quotation system;

                  (s) take, and use its reasonable efforts to cause each of the respective Affiliates of the Company to take, all action necessary to effect each registration, offering, sale and distribution of the Registrable Shares contemplated hereby, including preparing and filing any required financial or other information;

                  (t) make available to each registrar, transfer agent, trustee or similar agent or fiduciary for each class, series, issue or other type of Registrable Shares a supply of certificates or other instruments evidencing or constituting such Registrable Shares which shall be in a form complying with the requirements of such registrar, transfer agent, trustee or similar agent or fiduciary promptly after the registration of such Registrable Shares;

                  (u) in the case of an underwritten offering, use its best efforts to cause the senior executive officers of the Company to participate in the customary "road show" presentations that may be reasonably requested by the managing underwriter or underwriters in any such underwritten offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto; and

                  (v) take all other actions which are reasonably necessary or which may be reasonably requested by the Majority Selling Holders or the Majority Holders or any underwriter, broker, dealer or placement agent participating in any offering or sale or other distribution of securities covered by such Registration Statement to effect the registration and qualification of the Registrable Shares covered by such Registration Statement and to facilitate the disposition thereof in accordance with the respective plans of distribution of the Selling Holders.

                  SECTION 4.02. Suspension of Registration Proceedings. Notwithstanding anything to the contrary contained herein, if at any time after the filing of a Registration Statement in a Demand Registration, the Company determines, in its reasonable business judgment, that such offering, sale or other distribution covered thereby would result in a Disadvantageous Effect, then the Company may suspend the offering, sale or distribution of any of the Registrable Shares pursuant to such Registration Statement by giving written notice to such effect to each Selling Holder and upon receipt of such notice such Selling Holder shall not offer or sell any shares of Common Stock, or engage in any other transaction involving or relating to the Common Stock; provided, however, that (i) the Company may not require such suspension unless such suspension is also required on the part of each and every Person (including the Company) who proposes to offer, sell or otherwise distribute any securities pursuant to such Registration Statement; and (ii) a suspension pursuant to this
Section 4.02 or pursuant to Section 2.07 by reason of the existence of one or more Disadvantageous Effects shall be authorized only once during any twelve-month period. Any such suspension pursuant to this Section 4.02 shall terminate upon the first to occur of (w) the consummation of the transaction or event which is the asserted basis for such Disadvantageous Effect, (x) the abandonment or termination of such transaction or event prior to consummation,
(y) the determination by the Board of Directors of the Company that such event, offering, sale or other distribution would not or would no longer result in such Disadvantageous Effect, and (z) the ninety-first day after the written notice of such suspension is given in accordance with this Section.

                  SECTION 4.03. Procedures if Stop Order Issued. Each Selling Holder, upon receipt of any written notice from the Company of the happening of any event of the kind described in Section 4.01(f), will forthwith discontinue disposition of Registrable Shares pursuant to the applicable Registration Statement until such Selling Holder's receipt of the copies of the supplemented or amended preliminary prospectus, prospectus or prospectus supplement contemplated by Section 4.01(f), and, if so directed by the Company, such Selling Holder will deliver to the Company all copies in its possession of the most recent preliminary prospectus, prospectus or prospectus supplement covering such Registrable Shares at the time of receipt of such notice. In the event the Company shall give any such notice after a Registration

Statement has become effective, the Company shall extend the period during which the effectiveness of such Registration Statement shall be maintained pursuant to
Section 4.01(b) hereof by the number of days during the period from and including the date of the giving of notice pursuant to Section 4.01(f) to the date when the Company shall make available to each Selling Holder the copies of the supplemented or amended preliminary prospectus, prospectus or prospectus supplement contemplated by Section 4.01(f).

                  SECTION 4.04. Participation in Underwritten Offers. No Holder or other Person who otherwise has a right to participate in any underwritten offering in connection with a Demand Registration or a Piggyback Registration shall be entitled to so participate unless such Person (i) agrees to sell its securities on the basis provided in any underwriting arrangements applicable to all stockholders who participate therein (including so-called "lock-up" arrangements); and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Agreement; provided, that in the case of any Demand Registration, the Majority Selling Holders shall have the right to determine those arrangements by agreement with the managing underwriter(s) as provided in Section 2.06(a).

                  SECTION 4.05. Restriction on Other Sales. If, in the case of either (or each) of the first two underwritten offerings after the date hereof that consist of or include offerings of Common Stock for the account of the Company registered pursuant to Section 5 of the 1933 Act, the managing underwriter(s) for such offering determine in good faith that public sales of Common Stock by the Holders otherwise than as part of such offering would adversely affect the success of such offering, and if the Holders, collectively, then own Registrable Shares constituting 10% or more of the fully diluted shares of Common Stock then outstanding (after giving effect to all sales, including any by Holders, and issuances of Common Stock or Rights to acquire Common Stock pursuant to the Registration Statement covering such offering), then to the extent requested by such managing underwriter(s), no Holder shall effect any sale or distribution into the public market of any Common Stock owned by such Holder, other than as part of such underwritten offering (to the extent that such Holder has the right or is otherwise allowed to participate therein), for such period after the effective date of the Registration Statement covering such offering as such managing underwriter(s) shall specify; provided that (i) such period shall not exceed 180 days; and (ii) each of the executive officers and the Directors of the Company who beneficially own Common Stock or Rights to acquire Common Stock, and each Person who holds a number of shares of Common Stock (including shares issuable upon exercise of Rights but excluding shares acquired in a public market) equal to or greater than the number of Registrable Shares held (after giving effect to any sales pursuant to such Registration Statement) by the Holders, collectively, also agree to be subject to the same restrictions for the same period and any waiver or release from such restriction granted to any such officer, director or Person is also granted to each of the Holders with respect to the same number of shares. Any contract or agreement entered into on or after the date hereof (other than any agreement between the Company and Silicon Valley Bank relating to 70,000 shares of Common Stock) pursuant to which the Company issues any securities or becomes or may become obligated to register or to permit the participation in the registration of any securities of the Company shall contain restrictions upon the holders of such securities equivalent to those imposed upon the Holders under this Section. The provisions of this
Section 4.05 shall not prevent the conversion, exchange or exercise of any securities pursuant to their respective terms into or for other securities of the Company or any public sale or other distribution by any of the Holders with the prior consent of the Company, and are supplemental to any similar requirements imposed by the 1933 Act.


                                    ARTICLE 5

                            EXPENSES OF REGISTRATION


                  SECTION 5.01. Expenses. Except as provided in the last sentence of this Section 5.01, all Registration Expenses incurred in connection with or otherwise incident to any Demand Registration or Piggyback Registration and the offering or sale or other distribution of any Registrable Shares in connection therewith shall be borne by the Company, whether or not any Registration Statement filed in connection therewith ever becomes effective or any such sale or other distribution ever is consummated. Underwriting discounts and selling commissions attributable to the Registrable Shares included in such registration shall be borne by the holders of such Registrable Shares pro rata on the basis of the respective numbers of such included Registrable Shares. Subject to the last sentence of this Section 5.01, the Company shall not be required to pay the Registration Expenses of any Demand Registration begun pursuant to Section 2.02 that is withdrawn at the request of the Majority Selling Holders, unless the Majority Holders elect in writing to have such registration counted as a Demand Registration. In any such case, (i) the Holders of Registrable Shares to have been registered shall bear all such Registration Expenses pro rata on the basis of the number of shares to have been registered; and (ii) the Company shall not be deemed to have effected a Demand Registration for purposes of the last sentence of Section 2.02. Notwithstanding the foregoing, however, the Company shall pay such Registration Expenses (and shall not be deemed to have effected a Demand Registration for purposes of the last sentence of Section 2.02) if the withdrawal is pursuant to Section 2.07 or
Section 3.02.

                                    ARTICLE 6

                        INDEMNIFICATION AND CONTRIBUTION


                  SECTION 6.01. Indemnification by the Company. The Company shall indemnify and hold harmless each Holder, each former Holder, each Person (if any) who controls such Holder or former Holder within the meaning of the 1933 Act or the 1934 Act and each of their respective Affiliates, partners, directors, officers, employees and agents (collectively, the "Holder Indemnified Parties") from and against any liabilities, obligations, losses, damages, assessments, fines and penalties of any kind or nature, including all amounts paid or agreed to be paid in settlement of any claim, action, suit, hearing, proceeding or investigation (collectively, "Losses"), whether direct, indirect, joint or several, and subject to Section 6.03, also shall indemnify and reimburse each Holder Indemnified Party for all reasonable fees, costs and expenses (including reasonable fees and disbursements of counsel) in connection with preparing for, defending against or settling, prosecuting any appeal of any judgment entered in, or otherwise as a result of, any claim, action, suit, hearing, proceeding or investigation, in each case which in any manner results from, arises out of, or is based upon or related or attributable to (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement as originally filed or in any amendment thereof, or in any preliminary, final or summary prospectus, or in any amendment thereof or supplement thereto, or any omission or alleged omission to state in any thereof a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any violation by the Company of any federal or state law, rule or regulation or common law applicable to the Company and relating to action required of or inaction by the Company in connection with any Demand Registration or Piggyback Registration; provided, however, that, in the case of clause (i), the Company shall not be obligated to indemnify any Holder or any of its controlling Persons, Affiliates, partners, directors, officers, employees or agents for any Loss to the extent (and only to the extent) that such Loss arises from (A) any such untrue statement made in or omission from the Registration Statement or any amendment thereof, or any related preliminary, final or summary prospectus or any amendment thereof or supplement thereto, which statement or omission related directly to information about such Holder or its proposed plan of distribution of the Registrable Shares of such Holder covered by such Registration Statement and was made or omitted in reliance upon and in conformity with the latest information about such Holder or its proposed plan of distribution of the Registrable Shares of such Holder covered by such Registration Statement which was provided to the Company by such Holder in writing and stated in writing to be specifically for use in such Registration Statement (or amendment thereto) or such prospectus (or amendment thereof or supplement thereto) or (B) in the case of a sale directly by a Holder (including a sale of shares through any underwriter retained by such Holder to engage in a distribution on behalf of such Holder), such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final prospectus or amended prospectus, copies of which were delivered to such Holder or such underwriter on a timely basis, and such Holder or such underwriter failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Shares to the Person asserting any such Losses in any case where delivery is required by the Securities Act. The Company will also indemnify each underwriter, selling broker, dealer manager, placement agent and similar securities industry professional participating in the distribution of Registrable Shares, its officers and directors and each Person who controls such Person (within the meaning of the 1933 Act) to the extent reasonably required by such underwriter; provided, however, that if the Company and any such underwriter, selling broker, dealer manager or similar industry professional enters into an underwriting, purchase or other agreement relating to such distribution which contains provisions relating to indemnification and contribution between the Company and such Person, such provisions shall be deemed to govern indemnification and contribution as between the Company and such Person.

                  SECTION 6.02. Indemnification by Each Holder. Each Holder, individually and not jointly, shall indemnify and hold harmless the Company, each of its directors, each of its officers and its legal counsel and independent accountants, each underwriter of the Registrable Shares so registered (including any broker or dealer through whom such of the shares may be sold), and each Person, if any, who controls the Company within the meaning of the 1933 Act and the 1934 Act (the "Company Indemnified Parties") and the Holder Indemnified Parties (other than such indemnifying Holder and its controlling Persons, Affiliates, partners, directors, officers, employees and agents) from and against any Loss to which such Company Indemnified Parties and/or Holder Indemnified Parties may become subject, and subject to Section 6.03, also shall indemnify and reimburse each Company Indemnified Party and each such Holder Indemnified Party for all reasonable fees, costs and expenses (including reasonable fees and disbursements of counsel) in connection with preparing for, defending against or settling, prosecuting any appeal of any judgment entered in, or otherwise as a result of any claim, action, suit, hearing, proceeding or investigation, in each case insofar and to the extent (and only insofar and to the extent) as such Loss or such claim, action, suit, hearing, proceeding or investigation arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement pursuant to which any Registrable Shares of such Holder were offered and sold or in any related preliminary, final or summary prospectus, or in any amendment thereof or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, if the statement or omission related to information about such Holder or its proposed plan of distribution of the Registrable Shares of such Holder covered by such Registration Statement and was made or omitted in reliance upon and in conformity with the latest information about such Holder or its proposed plan of distribution of the Registrable Shares of such Holder covered by such Registration Statement which was provided by such Holder in writing and stated in writing to be specifically for inclusion therein; provided, however, that such Holder will not indemnify or hold harmless any Company Indemnified Party and/or Holder Indemnified Party from or against any such Loss, fee, cost or expense if the untrue statement, omission or alleged untrue statement or omission upon which such Losses or expenses are based was contained in or omitted from (as the case may be) any preliminary prospectus, prospectus or summary prospectus, or any amendment thereof or supplement thereto, used after such time as the Company was advised in writing by or on behalf of such Holder that the information about such Selling Holder contained therein needs to be corrected, revised or supplemented.

                  SECTION 6.03. Procedures. Each party claiming a right to indemnification under this Article 6 (the "Indemnified Party") shall give notice to the party from whom such indemnification is or may be sought (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnification may be sought, and the Indemnifying Party may participate at its own expense in the defense or, if it so elects, assume the defense (with counsel reasonably satisfactory to the Indemnified Party) of any such claim and any action or proceeding resulting therefrom, including the payment of all expenses. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party from its obligations to indemnify such Indemnified Party, except to the extent the Indemnified Party's failure to so notify results in the forfeiture by the Indemnifying Party of substantial rights and defenses. In the event that the Indemnifying Party elects to assume the defense in any action or proceeding, an Indemnified Party shall have the right to employ separate counsel in any such action or proceeding and to participate in the defense thereof, but such Indemnified Party shall pay the fees and expenses of such separate counsel unless (i) the Indemnifying Party has agreed to pay such fees and expenses; (ii) any relief other than the payment of money is sought against the Indemnified Party; (iii) the use of counsel chosen by the Indemnifying Party to represent the Indemnified Party would present such counsel with a conflict of interest; or
(iv) the defendants in any such action or proceeding include the Indemnifying Party and the Indemnified Party and the Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it and/or any other Indemnified Party that are different from or additional to those available to the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not assume the defense of such action or proceeding on such Indemnified Party's behalf, it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) at any time for all Indemnified Parties, which firm or firms shall be designated in writing by the applicable Indemnified Parties). If the Indemnifying Party elects not to defend, or if, after commencing or undertaking any such defense, the Indemnifying

Party fails to prosecute or withdraws from such defense or fails to appeal any judgment adverse or unfavorable to the Indemnified Party, the Indemnified Party shall have the right to undertake the defense, settlement or appeal thereof (as the case may be), at the Indemnifying Party's expense. If the Indemnified Party assumes the defense of any such claim, investigation, action, suit, hearing or proceeding pursuant to this Section 6.03 and proposes to settle the same prior to a final judgment thereon or to forgo or abandon any appeal available after final judgment thereon, then the Indemnified Party shall give the Indemnifying Party prompt written notice thereof and the Indemnifying Party shall have the right to participate in the settlement, assume or reassume the defense thereof or prosecute such appeal, in each case at the Indemnifying Party's expense. The Indemnifying Party shall not, without written consent of such Indemnified Party, settle or compromise or consent to entry of any judgment with respect to any such claim, investigation, action, suit, hearing or proceeding (i) in which any relief other than the payment of money damages is or may be sought against such Indemnified Party or (ii) which does not include as an unconditional term thereof the giving by the claimant, Person conducting such investigation or initiating such hearing, plaintiff or petitioner to such Indemnified Party of a release from all liability with respect to such claim, investigation, action, suit or proceeding and all other claims or causes of action (known or unknown) arising or which might arise out of the same facts.

                  SECTION 6.04. Contribution. In order to provide for just and equitable contribution if a claim for indemnification pursuant to the indemnification provisions of this Article 6 is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case or the indemnification provided for under this Article 6, even though so provided for, otherwise is unavailable to or insufficient to hold any Indemnified Party harmless to the full extent provided herein with respect to any Loss (or any fees, costs or expenses) for which such indemnification is provided for, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other, in connection with the statements or omissions which resulted in such Losses; or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative fault referred to in clause (i) above but also the relative benefits received by the Indemnifying Party, on the one hand, and such Indemnified Party, on the other, from the subject offering or distribution, as well as any other relevant equitable considerations. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by (or omitted to be supplied by) the Indemnifying Party or the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The relative benefits received by the Indemnifying Party, on the one hand, and the Indemnified Party, on the other, shall be deemed to be in the same proportion as the net proceeds of the offering or other distribution received by the Indemnifying Party bears to the net proceeds of the offering or other distribution received by the Indemnified Party. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Company and the Holders agree that it would not be just and equitable if contributions pursuant to this Section 6.04 were to be determined by pro rata allocation (even if all Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 6.04.

                  SECTION 6.05. Limit on Liability of Holders. The parties agree, to the maximum extent permitted by law, that the obligations and liability of each Selling Holder with respect to any Demand Registration or Piggyback Registration, whether for indemnification pursuant to Section 6.02, contribution pursuant to Section 6.04 or otherwise, shall not in any event exceed in the aggregate the amount of net proceeds received by such Selling Holder from the sale of the Registrable Shares sold by such Selling Holder in such Demand Registration or Piggyback Registration.




                                    ARTICLE 7

                                    RULE 144


                  SECTION 7.01. Rule 144. The Company covenants that it will use best efforts to file any reports required to be filed by it under the 1933 Act and the 1934 Act and that it will take such further action as Holders may reasonably request, all to the extent required from time to time to enable Holders to sell Registrable Shares without registration under the 1933 Act within the limitation of the exemptions provided by Rule 144 under the 1933 Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission. Upon the request of a Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

                                                                       Exhibit B









PURCHASER                                         SHARES        PURCHASE PRICE
---------                                         ------        --------------
WC Capital, LLC................................ 1,552,420         $962,500.40
Carnegie Hill Associates, LLC..................   322,580         $199,999.60

                                                                       Exhibit C




                        FORM OF INDEMNIFICATION AGREEMENT


                  This Indemnification Agreement, made and entered into as of this [ ] day of January, 2001 ("Agreement"), by and between Datawatch Corporation, a Delaware corporation ("Company"), and ____________________ ("Indemnitee"):

                  WHEREAS, highly competent persons have become more reluctant to serve corporations as directors, officers or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation;

                  WHEREAS, the Board of Directors of the Company (the "Board") has determined that, in order to attract and retain qualified individuals, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities. Although the furnishing of such insurance has been a customary and widespread practice among United States-based corporations and other business enterprises, the Company believes that, given current market conditions and trends, such insurance may be available to it in the future only at higher premiums and with more exclusions. At the same time, directors, officers, and other persons in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the corporation or business enterprise itself;

                  WHEREAS, the uncertainties relating to such insurance and to indemnification have increased the difficulty of attracting and retaining such persons;

                  WHEREAS, the Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company's stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;

                  WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified;

                  WHEREAS, this Agreement is a supplement to and in furtherance of the By-Laws of the Company and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefore, nor to diminish or abrogate any rights of Indemnitee thereunder;

                  WHEREAS, the Company's By-Laws and the Delaware corporate indemnification statute (Section 145 of the Delaware General Corporation Law) each is nonexclusive and, therefore, contemplates that contracts may be entered into with respect to indemnification of directors, officers, employees and agents;

                  WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified; and

                  WHEREAS, Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that Indemnitee be so indemnified.

                  NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

                  Section 1. Services by Indemnitee. Indemnitee agrees to serve as a director, officer, employee and/or agent of the Company and/or any of its subsidiaries, as the case may be, and may serve, at the request of the Company, as a director, officer, employee and/or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (a "Relevant Enterprise"). Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or any obligation imposed by operation of law), in which event the Company shall have no obligation under this Agreement to continue Indemnitee in such position. This Agreement shall not be deemed an employment contract between the Company (or any of its subsidiaries) and Indemnitee. Indemnitee specifically acknowledges that Indemnitee's employment with the Company (or any of its subsidiaries), if any, is "at will", and the Indemnitee may be discharged at any time for any reason, with or without cause, except as may be otherwise provided in any written employment contract between Indemnitee and the Company (or any of its subsidiaries), other applicable formal severance policies duly adopted by the Board, or, with respect to service as a director of the Company and/or any of its subsidiaries, Indemnitee specifically acknowledges that this Agreement does not impose any obligation of the Company to continue Indemnitee's service to the Company except as may otherwise be provided by the Company's or its subsidiaries', as the case may be, Certificate of Incorporation, By-laws, and the General Corporation Law of the State of Delaware. The foregoing notwithstanding, subject to Section 12 hereof, this Agreement shall continue in force after Indemnitee has ceased to serve as a director, officer, employee and/or agent, as the case may be, of the Company and its subsidiaries or of a Relevant Enterprise.

                  Section 2. Indemnification - General. The Company shall indemnify, and advance Expenses (as hereinafter defined) to, Indemnitee (a) as provided in this Agreement and (b) (subject to the provisions of this Agreement) to the fullest extent permitted by applicable law in effect on the date hereof and as amended from time to time. The rights of Indemnitee provided under the preceding sentence shall include, but shall not be limited to, the rights set forth in the other Sections of this Agreement.

                  Section 3. Proceedings Other Than Proceedings by or in the Right of the Company and/or any of its Subsidiaries. Indemnitee shall be entitled to the rights of indemnification provided in this Section 3 if, by reason of his Corporate Status (as hereinafter defined), he is, or is threatened to be made, a party to or a participant in any threatened, pending, or completed Proceeding (as hereinafter defined), other than a Proceeding by or in the right of the Company and/or any of its subsidiaries. Pursuant to this Section 3, Indemnitee shall be indemnified against all Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such Proceeding or any claim, issue or matter therein, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and/or any of its subsidiaries and, with respect to any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful.

                  Section 4. Proceedings by or in the Right of the Company and/or any of its Subsidiaries. Indemnitee shall be entitled to the rights of indemnification provided in this Section 4 if, by reason of his Corporate Status, he is, or is threatened to be made, a party to or a participant in any threatened, pending or completed Proceeding brought by or in the right of the Company and/or any of its subsidiaries to procure a judgment in its favor. Pursuant to this Section, Indemnitee shall be indemnified against all Expenses (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses) actually and reasonably incurred by him or on his behalf in connection with such Proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and/or any of its subsidiaries; provided, however, that, if applicable law so provides, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged to be liable to the Company and/or any of its subsidiaries unless and to the extent that the Court of Chancery of the State of Delaware, or the court in which such Proceeding shall have been brought or is pending, shall determine that such indemnification may be made.

                  Section 5. Partial Indemnification. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a party to

(or a participant in) and is successful, on the merits or otherwise, in defense of any Proceeding, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If Indemnitee is not wholly successful in defense of such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter. If Indemnitee is entitled under any provision of this agreement to indemnification by the Company for some or a portion of the Expenses, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, penalties, fines and amounts paid in settlement) actually and reasonably incurred by him or on his behalf in connection with such Proceeding or any claim, issue or matter therein, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion to which Indemnitee is entitled.

                  Section 6.  Indemnification for Additional Expenses.

                  (a) The Company shall indemnify Indemnitee against any and all Expenses which are reasonably incurred by Indemnitee in connection with any action brought by Indemnitee for (i) indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement or By-Law of the Company now or hereafter in effect, or (ii) recovery under any directors' and officers' liability insurance policies maintained by the Company; but only to the extent that Indemnitee prevails in such action and ultimately is determined to be entitled to such indemnification, advance payment of Expenses or insurance recovery, as the case may be. Indemnitee shall be entitled to advancement of such Expenses pursuant to and in accordance with the provisions of Section 7 hereof.

                  (b) Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a witness in any Proceeding to which Indemnitee is not a party, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

                  Section 7. Advancement of Expenses. The Company shall advance, without duplication, all reasonable Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding within seven (7) days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses. Notwithstanding the foregoing, the obligation of the Company to advance Expenses pursuant to this Section 7 shall be subject to the condition that, if, when and to the extent that the Company determines that Indemnitee would not be permitted to be indemnified under applicable law, the Company shall be entitled to be reimbursed, within thirty (30) days of such determination, by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Company that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any advance of Expenses until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed).

                  Section 8. Procedure for Determination of Entitlement to Indemnification.

                  (a) To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary or Assistant Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.

                  (b) Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 8(a) hereof, a determination, if required by applicable law, with respect to Indemnitee's entitlement thereto shall be made in the specific case: (i) if a Change in Control (as hereinafter defined) shall have occurred, by Independent Counsel (as hereinafter defined) in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee; or (ii) if a Change of Control shall not have occurred, (A) by a majority vote of the Disinterested Directors (as hereinafter defined), even though less than a quorum of the Board, or (B) if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee or (C) if so directed by the Board, by a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the Proceeding in question; and, if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within seven (7) days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee's entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including reasonable attorneys' fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee's entitlement to indemnification), and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

                  (c) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 8(b) hereof, the Independent Counsel shall be selected as provided in this Section 8(c). If a Change of Control shall not have occurred, the Independent Counsel shall be selected by the Board, and the Company shall give written notice to Indemnitee advising him of the identity of the Independent Counsel so selected. If a Change of Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board, in which event the preceding sentence shall apply), and Indemnitee shall give prompt written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within 10 days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of "Independent Counsel" as defined in Section 17 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within 20 days after submission by Indemnitee of a written request for indemnification pursuant to
Section 8(a) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee, as the case may be, may petition the Court of Chancery of the State of Delaware for resolution of any objection which shall have been made by the Company or Indemnitee to the other's selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 8(b) hereof. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 8(b) hereof, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 8(c), regardless of the manner in which such Independent Counsel was selected or appointed. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 10(a) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

                  (d) The Company shall not be required to obtain the consent of the Indemnitee to the settlement of any Proceeding which the Company has undertaken to defend if the Company assumes full and sole responsibility for such settlement and the settlement grants the Indemnitee a complete and unqualified release in respect of the potential liability. The Company shall not be liable for any amount paid by the Indemnitee in settlement of any Proceeding that is not defended by the Company, unless the Company has consented to such settlement, which consent shall not be unreasonably withheld.

                  Section 9.  Presumptions and Effect of Certain Proceedings.

                  (a) In making a determination with respect to entitlement to indemnification or the advancement of expenses hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification or advancement of expenses under this Agreement if Indemnitee has submitted a request for indemnification or the advancement of expenses in accordance with Section 8(a) of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption. Neither the failure of the Company (including the Board or independent legal counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including the Board or independent legal counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

                  (b) If the person, persons or entity empowered or selected under Section 8 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within sixty (60) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto; provided, FURTHER, that the foregoing provisions of this Section 9(b) shall not apply (i) if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 8(b) of this Agreement and if (A) within fifteen (15) days after receipt by the Company of the request for such determination, the Board of Directors has resolved to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within seventy-five (75) days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders is called within fifteen (15) days after such receipt for the purpose of making such determination, such meeting is held for such purpose within sixty (60) days after having been so called and such determination is made thereat, or (ii) if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to
Section 8(b) of this Agreement.

                  (c) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

                  (d) For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee's action is based on the records or books of account of the Company or relevant subsidiary or Relevant Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Company or relevant subsidiary or Relevant Enterprise in the course of their duties, or on the advice of legal counsel for the Company or relevant subsidiary or Relevant Enterprise, by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or relevant subsidiary or Relevant Enterprise. The provisions of this Section 9(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

                  (e) The knowledge and/or actions, or failure to act, of any other director, officer, agent or employee of the Company or any of its subsidiaries or Relevant Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

                  Section 10.  Remedies of Indemnitee.

                  (a) In the event that (i) a determination is made pursuant to
Section 8 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 7 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 8(b) of this Agreement within 90 days after receipt by the Company of the request for indemnification; provided, however, that such 90-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto; provided, further, that the 90-day period in this subsection (iii) shall not apply if the determination of entitlement of indemnification is to be made by the stockholders pursuant to Section 8(b) of this Agreement and if (A) within fifteen (15) days after receipt by the Company of the request for such determination, the Board of Directors has resolved to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within seventy-five (75) days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders is called within fifteen (15) days after such receipt for the purpose of making such determination, such meeting is held for such purpose within sixty (60) days after having been so called and such determination is made thereat, (iv) payment of indemnification is not made pursuant to Section 5 or 6 of this Agreement within ten (10) days after receipt by the Company of a written request therefor or (v) payment of indemnification is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to an adjudication by the Court of Chancery of the State of Delaware of his entitlement to such indemnification or advancement of Expenses. Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 10(a); provided, however, that the foregoing clause shall not apply in respect of a proceeding brought by Indemnitee to enforce his rights under Section 5 of this Agreement.

                  (b) In the event that a determination shall have been made pursuant to Section 8(b) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 10 shall be conducted in all respects as a DE NOVO trial, or arbitration, on the merits, and Indemnitee shall not be prejudiced by reason of that adverse determination. If a Change of Control shall have occurred, in any judicial proceeding or arbitration commenced pursuant to this Section 10, the Company shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

                  (c) If a determination shall have been made pursuant to
Section 8(b) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 10, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

                  (d) In the event that Indemnitee, pursuant to this Section 10, seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to record damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all expenses (of the types described in the definition of Expenses in Section 17 of this Agreement) actually and reasonably incurred by him in such judicial adjudication or arbitration, but only if he prevails therein. If it shall be determined in said judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.

                  (e) The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 10 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

                  Section 11. Non-Exclusivity; Survival of Rights; Insurance; Subrogation.

                  (a) The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the relevant company's Certificate of Incorporation, By-Laws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in the General Corporation Law of the State of Delaware, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the relevant company's By-Laws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

                  (b) To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents of the Company and its subsidiaries or of a Relevant Enterprise, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies.

                  (c) In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

                  (d) The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

                  (e) The Company's obligations to indemnify or advance expenses hereunder to Indemnitee who is or was serving a Relevant Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of expenses from such Relevant Enterprise.

                  Section 12. Duration of Agreement. This Agreement shall continue until and terminate upon the later of: (a) 10 years after the date that Indemnitee shall have ceased to serve as a director, officer, employee and/or agent of the Company and its subsidiaries or of any Relevant Enterprise; or (b) the final termination of any Proceeding then pending in respect of which Indemnitee is granted rights of indemnification or advancement of expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 10 of this Agreement relating thereto. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and his heirs, executors and administrators.

                  Section 13. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

                  Section 14. Exception to Right of Indemnification or Advancement of Expenses. Except as provided in Section 6(a) of this Agreement, Indemnitee shall not be entitled to indemnification or advancement of Expenses under this Agreement (including, with respect to subsection (c) of this Section 14, payment of profits) with respect to any Proceeding (a) brought by Indemnitee (other than a Proceeding by Indemnitee to enforce his rights under this Agreement), (b) brought by the Company or any of its subsidiaries against the Indemnitee alleging (x) a willful violation by the Indemnitee of the terms and conditions of any employment contract, (y) a willful misappropriation of corporate assets by the Indemnitee or (z) any other willful and deliberate breach in bad faith of any of the Indemnitee's duties to the Company (or its subsidiaries) or its stockholders, if the bringing of such Proceeding against Indemnitee shall have been approved or subsequently ratified by the Board, (c) arising out of the purchase and sale by Indemnitee of securities in violation of
Section 16(b) of the Securities Act of 1934, as amended, or any similar successor statute or (d) arising out of acts or omissions, or transactions, from which Indemnitee may not be relieved of liability under applicable law.

                  Section 15. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

                  Section 16. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

                  Section 17.  Definitions.  For purposes of this Agreement:

                  (a) "Change in Control" shall mean the occurrence of any of the following events:

                   (i) a majority of the members of the Board at any time cease for any reason other than due to death or disability to be persons who were members of the Board twenty-four months prior to such time (the "Incumbent Directors"); provided that any director whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the members of the Board then still in office who are Incumbent Directors shall be treated as an Incumbent Director;

                  (ii) any "person," including a "group" (as such terms are used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Act"), but excluding (a) the Company, its subsidiaries, any employee benefit plan of the Company or any of its subsidiaries, employees of the Company or any of its subsidiaries (or any group of which any of the foregoing is a member) and (b) James Wood, Richard de J. Osborne, WC Capital, LLC, Carnegie Hill Associates, LLC (or any group of which any of the foregoing is directly or indirectly a member) is or becomes the "beneficial owner" (as defined in Rule 13(d)(3) under the Act), directly or indirectly, including without limitation, by means of a tender or exchange offer, of securities of the Company representing a majority of the combined voting power of the Company's then outstanding securities; or

                 (iii) the stockholders of the Company shall approve a definitive agreement (x) for the merger or other business combination of the Company with or into another corporation immediately following which merger or combination (A) the stock of the surviving entity is not readily tradable on an established securities market, (B) a majority of the directors of the surviving entity are persons who (1) were not directors of the Company immediately prior to the merger and
         (2) are not nominees or representatives of the Company or (C) any "person,", including a "group" (as such terms are used in Sections 13(d) and 14(d)(2) of the Act, but excluding the Company, its subsidiaries, any employee benefit plan of the Company or any of its subsidiaries, employees of the Company or any of its subsidiaries or any group of which any of the foregoing is a member) is or becomes the "beneficial owner" (as defined in Rule 13(d)(3) under the Act), directly or indirectly, of a majority of the securities of the surviving entity or (y) for the direct or indirect sale or other disposition of all or substantially all of the assets of the Company.

Notwithstanding the foregoing, a "Change in Control" shall not be deemed to occur in the event the Company files for bankruptcy, liquidation or reorganization under the United States Bankruptcy Code.

                  (b) "Corporate Status" describes the status of a person who is or was a director, officer, employee, fiduciary or agent of the Company and its subsidiaries or of a Relevant Enterprise.

                  (c) "Disinterested Director" means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

                  (d) "Effective Date" means January [ ], 2001.

                  (e) "Expenses" shall include all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding.

                  (f) "Independent Counsel" means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's rights under this Agreement. The Company agrees to pay the reasonable fees of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

                  (g) "Proceeding" includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Company or otherwise and whether civil, criminal, administrative or investigative, in which Indemnitee was, is, may be or will be involved as a party or otherwise, by reason of the fact that Indemnitee is or was a director, officer, employee and/or agent of the Company and/or any of its subsidiaries or of a Relevant Enterprise or by reason of any action taken by him or of any inaction on his part while acting in such capacity, in each case whether or not he is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification or advancement of expenses can be provided under this Agreement, except for (i) one initiated by an Indemnitee pursuant to Section 10 of this Agreement to enforce his rights under this Agreement or (ii) one pending on or before the Effective Date.

                  Section 18.  Enforcement.

                  (a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director, officer, employee and/or agent of the Company and/or any of its subsidiaries and/or a Relevant Enterprise, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving in such capacity.

                  (b) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

                  Section 19. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

                  Section 20. Notice by Indemnitee. Indemnitee agrees to notify the Company in writing immediately upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder. The failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to the Indemnitee under this Agreement or otherwise.

                  Section 21. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) upon delivery, if delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (ii) on the first business day after the date on which it is mailed by overnight courier service or transmitted via facsimile or (iii) on the third business day after the date on which it is mailed by certified or registered mail with postage prepaid:

                  (a) If to Indemnitee, at the address specified on the signature page of this Agreement; and

                  (b) If to the Company to:

                                Datawatch Corporation
                                175 Cabot Street
                                Suite 503
                                Lowell, MA  01854
                                Attention:  Chief Executive Officer

                       with a copy to:

                                Testa, Hurwitz & Thibeault
                                High Street Tower
                                125 High Street
                                Boston, MA  02110
                                Attention:  William B. Simmons, Jr., Esq.


or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

                  Section 22. Governing Law; Submission to Jurisdiction; Appointment of Agent for Service of Process. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 10(a) of this Agreement, the Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware (the "Delaware Court"), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) appoint, to the extent such party is not a resident of the State of Delaware, irrevocably, The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801 as its agent in the State of Delaware for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware, (iv) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or otherwise inconvenient forum.

                  Section 23. Miscellaneous. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate.

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                                      -17-





                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.




                                            DATAWATCH CORPORATION


                                            By:
                                                 -------------------------------
                                                 Name:  Bruce R. Gardner
                                                 Title: Chief Executive Officer


                                            INDEMNITEE:

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                                            Address:
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